                                                                     Exhibit 2.1



                              INVESTMENT AGREEMENT



                            dated as of July 6, 2000



                                     between



                               DIME BANCORP, INC.


                                       and


                      WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                             TABLE OF CONTENTS


                                                                                                              PAGE


RECITALS.....................................................................................................  1

                                                ARTICLE I

                                            PURCHASE; CLOSINGS

     1.1      Purchase ......................................................................................  2
     1.2      Closings ......................................................................................  3
              (a) First Closing   ...........................................................................  3
              (b) Second Closing  ...........................................................................  5
     1.3      Interpretation.................................................................................  6
     1.4      Transfer to Affiliates.........................................................................  7

                                                ARTICLE II

                                      REPRESENTATIONS AND WARRANTIES

     2.1      Disclosure.....................................................................................  7
     2.2      Representations and Warranties of the Company..................................................  8
              (a) Organization and Authority.................................................................  8
              (b) Company's Subsidiaries.....................................................................  8
              (c) Capitalization.............................................................................  9
              (d) Authorization.............................................................................. 10
              (e) Knowledge as to Conditions................................................................. 11
              (f) Company Financial Statements............................................................... 11
              (g) Reports.................................................................................... 11
              (h) Properties and Leases...................................................................... 12
              (i) Taxes...................................................................................... 12
              (j) No Material Adverse Effect................................................................. 13
              (k) Commitments and Contracts.................................................................. 13
              (l) Litigation and Other Proceedings........................................................... 14
              (m) Insurance.................................................................................. 14
              (n) Compliance with Laws....................................................................... 14
              (o) Labor...................................................................................... 14
              (p) Company Benefit Plans...................................................................... 15
              (q) Brokers and Finders........................................................................ 18
              (r) No Defaults................................................................................ 18
              (s) Environmental Liability.................................................................... 19
              (t) Anti-takeover Provisions Not Applicable.................................................... 19
              (u) Rights Agreement Amendment................................................................. 19
      2.3     Representations and Warranties of the Investor................................................. 19


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
                                                                                                              PAGE

             (a) Organization and Authority.................................................................  19
             (b) Authorization   ...........................................................................  20
             (c) Knowledge as to Conditions.................................................................  21
             (d) Purchase for Investment....................................................................  21
             (e) Financial Capability.......................................................................  21
             (f) Ownership       ...........................................................................  21
             (g) Brokers and Finders........................................................................  21

                                   ARTICLE III

                                    COVENANTS

         3.1  Filings; Other Actions........................................................................  22
         3.2  Expenses .....................................................................................  23
         3.3  Access, Information and Confidentiality.......................................................  23
         3.4  Obligations...................................................................................  24

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1  Standstill Agreement..........................................................................  24
         4.2  Transfer Restrictions.........................................................................  24
              (a) Restrictions on Transfer..................................................................  24
              (b) Permitted Transfers.......................................................................  25
              (c) Transfer of Warrants......................................................................  29
              (d) Purchase of Warrants on Change in Control.................................................  29
              (e) Purchase and Adjustment of Series D Warrants upon
                  Certain Events............................................................................  30
              (f) Transfers to Partners.....................................................................  31
         4.3  Voting........................................................................................  31
         4.4  Preemptive Rights.............................................................................  32
              (a) Sale of New Stock.........................................................................  32
              (b) Notice.         ..........................................................................  32
              (c) Purchase Mechanism........................................................................  33
              (d) Failure of Purchase.......................................................................  33
         4.5  Governance Matters............................................................................  34
         4.6  Legend........................................................................................  35
         4.7  Goodwill Litigation...........................................................................  36
         4.8  Additional Regulatory Matters.................................................................  36
         4.9  Reservation for Issuance......................................................................  36
         4.10 Certain Transactions..........................................................................  36
         4.11 Rights Plan...................................................................................  37


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




                                                                                                              PAGE

         4.12 Extension Periods..............................................................................  37
         4.13 Indemnity......................................................................................  37
         4.14 Chairman of the Board..........................................................................  38

                                         ARTICLE V

                                       MISCELLANEOUS

         5.1  Survival ......................................................................................  38
         5.2  Amendment......................................................................................  39
         5.3  Waiver of Conditions...........................................................................  39
         5.4  Counterparts and Facsimile.....................................................................  39
         5.5  Governing Law..................................................................................  39
         5.6  WAIVER OF JURY TRIAL...........................................................................  39
         5.7  Notices  ......................................................................................  39
         5.8  Entire Agreement, Etc..........................................................................  40
         5.9  Definitions of "subsidiary" and "Affiliate"....................................................  40
         5.10 Captions ......................................................................................  41
         5.11 Severability...................................................................................  41
         5.12 No Third Party Beneficiaries...................................................................  41
         5.13 Time of Essence................................................................................  41
         5.14 Certain Adjustments............................................................................  41



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



                                LIST OF EXHIBITS


         Form of Series B Certificate........................................................................  1
         Form of Series C Certificate........................................................................  2
         Form of Series D Certificate........................................................................  3
         Form of SPRs Certificate............................................................................  4
         Form of Common Warrant Certificate..................................................................  5
         Form of Series B Warrant Certificate................................................................  6
         Form of Series C Warrant Certificate................................................................  7
         Form of Series D Warrant Certificate................................................................  8
         Form of Amendment to Stockholders Protection Rights Agreement.......................................  9
         Black-Scholes Methodology........................................................................... 10
         SEC Registration -- Related Provisions.............................................................. 11


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



                                      INDEX OF DEFINED TERMS

                                                                                        LOCATION OF
 TERM                                                                                   DEFINITION
 ----                                                                                   ----------
Acquiring Person.......................................................................  4.11
Affiliate..............................................................................  5.9(b)
Agreement..............................................................................  Preamble
Bank...................................................................................  4.5(a)
bank holding company...................................................................  4.8(a)
beneficial owner.......................................................................  4.2(b)(3)(C)(ii)
beneficial ownership...................................................................  1.1(b)
Benefit Plan...........................................................................  2.2(p)(1)
BHC Act................................................................................  4.8(a)
Board of Directors.....................................................................  2.2(d)
Board Representative...................................................................  4.5(a)
Business Combination...................................................................  4.2(b)(3)(C)(iii)
CERCLA.................................................................................  2.2(s)
Change in Control......................................................................  4.2(b)(3)(C)
Code...................................................................................  2.2(p)(3)
Common Stock/Common Shares.............................................................  Recitals
Common Warrants........................................................................  Recitals
Common Warrant Certificate.............................................................  Recitals
Company................................................................................  Preamble
Company Financial Statements...........................................................  2.2(f)
Company Preferred Stock................................................................  2.2(c)
Company Reports........................................................................  2.2(g)
Company Stock Option...................................................................  2.2(c)
Company Subsidiary/Company Subsidiaries................................................  2.2(b)
Company Trusts.........................................................................  2.2(p)(10)
Company 10-K...........................................................................  2.2(f)
Confidentiality Agreement..............................................................  3.3(b)
control................................................................................  5.9(b)
Disclosure Schedule....................................................................  2.1(a)
ERISA..................................................................................  2.2(p)(1)
ERISA Affiliate........................................................................  2.2(p)(7)
excess parachute payment...............................................................  2.2(p)(10)
Exchange Act...........................................................................  1.1(b)
Extension Period.......................................................................  4.12
FDIC...................................................................................  2.2(g)
First Closing..........................................................................  1.2(a)(1)
First Closing Date.....................................................................  1.2(a)(1)
First Closing Number...................................................................  1.2(a)(2)
First Purchase.........................................................................  1.2(a)(1)
Governmental Entities..................................................................  1.2(a)(4)(A)
HOLA...................................................................................  2.2(d)
HSR Act................................................................................   2.2(d)


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



Incumbent Directors....................................................................  4.2(b)(3)(C)(i)
Indemnified Parties....................................................................  4.13(a)
Information............................................................................  3.3(b)
Investor...............................................................................  Preamble
Irrevocable Election...................................................................  2.2(p)(10)
IRS....................................................................................  2.2(i)
Litigation Benefits....................................................................  4.7
Losses.................................................................................  4.13(a)
LTWs...................................................................................  4.7
Material Adverse Effect................................................................  2.1(b)
material contract......................................................................  2.2(k)(5)
Multiemployer plan.....................................................................  2.2(p)(7)
Multiple Employer Plan.................................................................  2.2(p)(7)
New Stock..............................................................................  4.4(a)
Nominating Committees..................................................................  4.5(b)
Non-Control Determination..............................................................  4.3(a)
Non-Qualifying Transaction.............................................................  4.2(b)(3)(C)(iii)
Observers..............................................................................  4.5(b)
Offer..................................................................................  4.2(c)(1)
Offer Notice...........................................................................  4.2(c)(1)
Offer Price............................................................................  4.2(c)(1)
Offered Securities.....................................................................  4.2(c)(1)
OTS....................................................................................  2.2(g)
Parent Corporation.....................................................................  4.2(b)(3)(C)(iii)
PBGC...................................................................................  2.2(p)(6)
person.................................................................................  4.2(b)(3)(C)(ii)
Preliminary Control Event..............................................................  4.2(b)(3)(C)
Previously Disclosed...................................................................  2.1(c)
prohibited transaction.................................................................  2.2(p)(11)
Qualified Plans........................................................................  2.2(p)(3)
Qualifying Ownership Interest..........................................................  3.3(a)
Reference Package......................................................................  1.1(b)
Registration Statement.................................................................  4.2(b)(5)
Rights Agreement.......................................................................  1.2(a)(4)(C)(ii)
savings and loan holding company.......................................................  4.8(b)(2)
SEC....................................................................................  2.2(f)
Section 16(b) Period...................................................................  4.12
Second Closing.........................................................................  1.2(b)(1)
Second Closing Date....................................................................  1.2(b)(1)
Second Closing Number..................................................................  1.2(b)(2)
Second Purchase........................................................................  1.2(b)(1)
Securities.............................................................................  Recitals
Securities Act.........................................................................  2.2(d)
Series B Certificate...................................................................  Recitals
Series B Stock/Series B Shares.........................................................  Recitals
Series B Warrant Certificate...........................................................  Recitals
Series B Warrants......................................................................  Recitals


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


Series C Certificate...................................................................  Recitals
Series C Stock/Series C Shares.........................................................  Recitals
Series C Warrant Certificate...........................................................  Recitals
Series C Warrant Number................................................................  1.2(a)(2)
Series C Warrants......................................................................  Recitals
Series D Certificate...................................................................  Recitals
Series D Stock/Series D Shares.........................................................  Recitals
Series D Warrant Certificate...........................................................  Recitals
Series D Warrants......................................................................  Recitals
single employer........................................................................  2.2(p)(7)
SPRs Certificate.......................................................................  Recitals
Stock Purchase Rights/SPRs.............................................................  Recitals
subsidiary.............................................................................  5.9(a)
Surviving Corporation..................................................................  4.2(b)(3)(C)(iii)
Total Number...........................................................................  1.1(b)
Transaction Documents..................................................................  Recitals
Transfer...............................................................................  4.2(a)
Voting Securities......................................................................  4.2(b)(3)(C)(ii)
Warrants...............................................................................  Recitals


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













          INVESTMENT AGREEMENT, dated as of July 6, 2000 (this "Agreement"), between DIME BANCORP, INC., a Delaware corporation (the "Company"), and WARBURG, PINCUS EQUITY PARTNERS, L.P., a Delaware limited partnership (the "Investor").

                                    RECITALS:

          A. The Investment. The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, a variety of securities as described herein. The securities to be purchased at the first closing are:

          (1) stock purchase rights (the "Stock Purchase Rights" or "SPRs") to acquire shares of Series B junior voting preferred stock, par value $0.01 per share and liquidation preference of $0.01 per share, of the Company ("Series B Stock" or the "Series B Shares");

          (2) warrants (the "Series C Warrants") to purchase shares of Series C junior nonvoting preferred stock, par value $0.01 per share and liquidation preference of $0.01 per share, of the Company ("Series C Stock" or the "Series C Shares"); and

          (3) warrants (the "Series D Warrants") to purchase shares of Series D junior nonvoting preferred stock, par value $0.01 per share and liquidation preference of $0.01 per share, of the Company ("Series D Stock" or the "Series D Shares").

The securities to be purchased at the second closing are:

          (1)  Series B Shares; and

          (2)  Series D Warrants.

          B. The Securities. The term "Securities" refers collectively to (1) the SPRs, Series C Warrants, Series D Warrants and Series B Shares purchased under this Agreement, and (2) any securities (including shares of common stock, par value $0.01 per share of the Company ("Common Stock" or "Common Shares"), Series C Shares, Series D Shares, warrants to purchase Common Shares ("Common Warrants") and warrants to purchase Series B Shares (the "Series B Warrants")), into which any of the foregoing are converted, exchanged or exercised in accordance with the terms thereof and of this Agreement. When issued, the Series B Stock, Series C Stock and Series D Stock will have the designations, relative rights, preferences and limitations set forth in a Certificate of Designations substantially in the form attached as Exhibit 1 (the "Series B Certificate"),
Exhibit 2 (the "Series C Certificate") and Exhibit 3 (the "Series D Certificate"), respectively. When purchased, the SPRs,

Series C Warrants and Series D Warrants will be evidenced by a certificate substantially in the form attached as Exhibit 4 (the "SPRs Certificate"),
Exhibit 7 (the "Series C Warrant Certificate") and Exhibit 8 (the "Series D Warrant Certificate"), respectively. If issued, the Common Warrants and Series B Warrants will be evidenced by a certificate substantially in the form attached as Exhibit 5 (the "Common Warrant Certificate") and Exhibit 6 (the "Series B Warrant Certificate"), respectively. The Series B Warrants, Series C Warrants, Series D Warrants and Common Warrants are collectively known as the "Warrants".

         C. Transaction Documents. The term "Transaction Documents" refers collectively to this Agreement, the Series B Certificate, the Series C Certificate, the Series D Certificate, the SPRs Certificate, the Series B Warrant Certificate, the Series C Warrant Certificate, the Series D Warrant Certificate, the Common Warrant Certificate, the Black-Scholes methodology described in Exhibit 10 and the registration-related provisions contained in
Exhibit 11.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:


                                    ARTICLE I

                               PURCHASE; CLOSINGS

         1.1 Purchase. (a) On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will sell to the Investor:

          (1) A combination of SPRs and Series B Shares such that the aggregate Reference Package (as defined below) of the Series B Shares subject to the SPRs and the Series B Shares purchased directly equals the Total Number (as defined below); and

          (2) A combination of Series C Warrants and Series D Warrants such that the aggregate Reference Package of Series C Shares and Series D Shares subject thereto equals the Total Number.

         (b) The "Total Number" equals 13,607,664 Common Shares (representing the number of Common Shares that can be purchased for $238,134,120 at a price of $17.50 per share); provided that (1) if the Second Closing does not occur, the Total Number will equal the First Closing Number (as defined below) and (2) if the sum of (A) twice the Total Number and (B) the number of Common Shares beneficially owned by Investor as of the First Closing Date (the concept of "beneficial ownership" having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934 (the

"Exchange Act"), and the rules and regulations thereunder) is greater than 24.9% of the total number of Common Shares outstanding as of the First Closing Date, but before giving effect to the First Closing, then the Total Number will be reduced so that such sum equals 24.9% of such number. The term "Reference Package" as used with respect to the Series B Shares, Series C Shares or Series D Shares has the meaning assigned in the Series B Certificate, Series C Certificate or Series D Certificate, respectively.

         1.2 Closings. The transactions contemplated hereby will occur over two closings.

         (a) First Closing.

          (1) At the first closing (the "First Closing"), the Investor will purchase from the Company, and the Company will sell to the Investor, (A) the number of SPRs such that the aggregate Reference Package of the Series B Shares subject to the SPRs equals the First Closing Number, (B) the number of Series C Warrants such that the aggregate Reference Package of Series C Shares subject thereto equals the Series C Warrant Number and (C) the number of Series D Warrants such that the aggregate Reference Package of (i) the Series C Shares referred to in Section 1.2(a)(1)(B) and (ii) the Series D Shares subject to such Series D Warrants equals the First Closing Number (the "First Purchase"). The First Closing will take place at the offices of Sullivan & Cromwell located at 125 Broad Street, New York, New York 10004 at 10:00 a.m., New York time, immediately following execution hereof (the "First Closing Date") or at such later time as the last of the conditions specified in Section 1.2(a)(4) is satisfied or waived.

          (2) The "First Closing Number" will equal 12,009,491 Common Shares; provided that, if the First Closing Number is greater than 9.9% of the total number of Common Shares outstanding as of the First Closing Date, after giving effect to the First Closing, then the First Closing Number will be reduced so that it equals 9.9% of such number. The "Series C Warrant Number" will equal 8,142,738 Common Shares; provided that, if the sum of the Total Number and the Series C Warrant Number exceeds 19.9% of the total number of Common Shares outstanding as of the First Closing Date, before giving effect to the First Closing, the Series C Warrant Number will be reduced so that such sum equals 19.9% of such number.

          (3) Subject to the satisfaction or waiver of the conditions to the First Closing in Section 1.2(a)(4), at the First Closing, the Company will deliver to the Investor (A) a SPRs Certificate representing the number of SPRs referred to in Section 1.2(a)(1)(A), a Series C Warrant Certificate representing the number of Series C Warrants referred to in Section 1.2(a)(1)(B) and a Series D Warrant Certificate representing the number

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     of Series D Warrants referred to in Section 1.2(a)(1)(C), against (B)
     payment therefor by wire transfer of immediately available United States funds to a bank account designated by the Company. The amount to be paid by the Investor at the First Closing will be the First Closing Number multiplied by $17.50.

          (4)(A) The respective obligation of each of the Investor and the Company to consummate the First Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the First Closing of the following conditions: All approvals and authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities, agencies, courts, commissions or other entities, including stock exchanges and other self-regulatory organizations (collectively, "Governmental Entities") required for the First Purchase shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; and no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the First Purchase.

          (B) The obligation of the Company to consummate the First Closing is also subject to the fulfillment or written waiver prior to the First Closing of each of the following conditions:

               (i) the representations and warranties of the Investor set forth in this Agreement being true and correct in all material respects as though made on and as of the First Closing Date (except that representations and warranties that by their terms speak as of an earlier date shall be true and correct as of such date) and the Investor has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the First Closing; and

               (ii) the Company shall have received a certificate dated as of the First Closing Date signed on behalf of the Investor by a senior officer or general partner certifying compliance with Section 1.2(a)(4)(B)(i).

          (C) The obligation of the Investor to consummate the First Closing is also subject to the fulfillment or written waiver prior to the First Closing of each of the following conditions:

               (i) the representations and warranties of the Company set forth in this Agreement being true and correct in all material respects as though made on and as of the First Closing Date (except that representations and warranties that by their terms speak as of an earlier date shall be true and correct as of such date) and the Company has performed in all material respects all

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



          obligations required to be performed by it under this Agreement at or prior to the First Closing;

               (ii) the Company shall have adopted an amendment to the Stockholder Protection Rights Agreement (the "Rights Agreement"), dated as of October 20, 1995, between the Company and The First National Bank of Boston, as Rights Agent (as of June 23, 2000, The Dime Savings Bank of New York, FSB is the Rights Agent under the Rights Agreement), in substantially the form of Exhibit 9; and

               (iii) the Investor shall have received a certificate dated as of the First Closing Date signed on behalf of the Company by a senior officer certifying compliance with Sections 1.2(a)(4)(C)(i) and (ii).

               (b) Second Closing.

          (1) At the second closing (the "Second Closing"), the Investor will purchase from the Company, and Company will sell to the Investor, (A) the number of Series B Shares such that the aggregate Reference Package thereof equals the Second Closing Number and (B) the number of Series D Warrants such that the aggregate Reference Package of Series D Shares subject thereto equals the Second Closing Number (the "Second Purchase"). The Second Closing will take place at the offices of Sullivan & Cromwell located at 125 Broad Street, New York, New York 10004 at a time and date as shall be agreed upon by the parties hereto, but not later than the fifth business day after the date of satisfaction or waiver of the last of the conditions specified in Section 1.2(b)(4) (the "Second Closing Date").

          (2) The "Second Closing Number" will equal the Total Number minus the First Closing Number.

          (3) Subject to the satisfaction or waiver of the conditions to the Second Closing in Section 1.2(b)(4), at the Second Closing, the Company will deliver to the Investor (A) a certificate representing the number of Series B Shares referred to in Section 1.2(b)(1)(A) and a Series D Warrant Certificate representing the number of Series D Warrants referred to in
     Section 1.2(b)(1)(B), against (B) payment therefor by wire transfer of immediately available United States funds to a bank account designated by the Company. The amount to be paid by the Investor at the Second Closing will be equal to the Second Closing Number multiplied by $17.50.


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



          (4) (A) The obligation of the Investor to effect the Second Closing is subject to the fulfillment or written waiver prior to the Second Closing of each of the following conditions:

               (i) Since the First Closing Date there shall not have occurred any change or development with respect to the Company or combination of such changes or developments which has had or is reasonably likely to have a Material Adverse Effect (as defined below) on the Company;

               (ii) The representations and warranties contained in Sections 2.2(a), 2.2(c), 2.2(d), 2.2(f) and 2.2(g) (but, with regard to Section 2.2(g), only with respect to those Company Reports filed with the SEC) being true and correct in all material respects as though made on and as of the Second Closing Date (except that representations and warranties that by their terms speak as of an earlier date shall be true and correct as of such date) and the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Second Closing; and

               (iii) The Investor shall have received a certificate dated as of the Second Closing Date signed on behalf of the Company by a senior officer certifying compliance with Sections 1.2(b)(4)(A)(i) and (ii).

          (B) The respective obligation of each of the Investor and the Company to effect the Second Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the Second Closing of the following conditions: All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Entities required for the Second Purchase shall have been obtained or made and shall be in full force and effect and all waiting periods required by law or regulation shall have expired; and no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Second Purchase.

          (5) The rights of the Investor to purchase Securities at the Second Closing will not be affected by the occurrence of an intervening Change in Control (as defined below), except that the Securities to be so purchased will be adjusted to give effect to any modifications to Series B Shares and Series D Warrants (and Securities underlying them) that are provided for herein in relation to such Change in Control.

         1.3 Interpretation. References in this Article I to a Reference Package are to the Reference Package that would be applicable as of the date of this Agreement (as if the Series B Stock, Series C Stock and Series D Stock had been issued as of such date), and references in this Article I to Securities "subject" to any Series B Warrant, Series C Warrant or Series D Warrant are to the Securities that could be purchased on exercise of such warrant as of the date of this Agreement (as if the warrant had been issued as of such date); provided that references to any Reference Package or to any Securities subject to Warrants for purposes of Section 1.2(b) shall be subject to the antidilution protection provisions available for the Securities to be purchased under
Section 1.2(b).

         1.4 Transfer to Affiliates. The parties acknowledge that the Investor intends to assign its rights to a portion of the Securities in accordance with this Agreement to one or more of its Affiliate funds and may do so concurrently with the First Closing. The parties agree to cooperate in this regard. The term "Investor" will be deemed to include such Affiliate funds.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Disclosure. (a) On or prior to the date hereof, each of the Company and the Investor delivered to the other a schedule ("Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section
2.3 with respect to the Investor, or to one or more of its covenants contained in Article III; provided that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

         (b) "Material Adverse Effect" means, with respect to the Investor only clause (2) that follows, or, with respect to the Company both clauses (1) and
(2) that follow, any effect that: (1) is material and adverse to the financial position, results of operations or business of the Company and its subsidiaries taken as a whole, respectively; provided, however, that Material Adverse Effect, under clause (1) or (2), shall not be deemed to include the impact of (A) changes in generally accepted accounting principles or regulatory accounting requirements applicable to depository institutions and their holding companies generally, (B) changes in banking and other laws of general applicability or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company taken with the prior written consent of the Investor in contemplation of the transactions contemplated hereby, (D) unless a judgment which, but for this clause (D) would have a Material Adverse Effect, has been rendered and remains unstayed, litigation brought or threatened related to the transactions contemplated by the Transaction Documents or the exchange offer by North Fork Bancorporation, Inc. (it being understood that the exclusion of a litigation in this clause (D) is not intended to preclude an assertion that a Material Adverse Effect has occurred based on the existence of facts that are involved in that litigation), and (E) the effects of any general change attributable to or resulting from changes in financial markets or in general levels of interest rates; or (2) would materially impair the ability of either the Investor or the Company, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the First Purchase or the Second Purchase and the other transactions contemplated by this Agreement.

         (c) "Previously Disclosed" with regard to a party means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

         (d) Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. Investor acknowledges that it has conducted its own independent review and analysis of the business, assets, condition, operation and prospects of the Company and the Company Subsidiaries and acknowledges that it has been provided access to the properties, premises and records of the Company and the Company Subsidiaries for this purpose.

         2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the date hereof:

          (a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has furnished to the Investor true and correct copies of the Company's certificate of incorporation and by-laws as amended through the date of this Agreement.

          (b) Company's Subsidiaries. The Company has Previously Disclosed a complete and correct list of all of its subsidiaries as of the date hereof (individually a "Company Subsidiary" and collectively the "Company Subsidiaries"), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of such shares so owned by the Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Company Subsidiary is a corporation or federal savings bank duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. The Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

          (c) Capitalization. The authorized capital stock of the Company consists of (1) 40 million shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"), of which no shares were outstanding as of the date of this Agreement, and (2) 350 million shares of Common Stock, of which not more than 109,298,503 shares were outstanding as of the date of this Agreement. As of the date hereof, there are outstanding options (each, a "Company Stock Option") to purchase an aggregate of not more than 8,235,592 shares of Common Stock under the Benefit Plans (as defined in Section 2.2(p)). The maximum number of shares of Common Stock (assuming for this purpose that share-equivalents constitute Common Stock) that would be outstanding as of the First Closing Date if all options, warrants, conversion rights and other rights with respect thereto (excluding those to be issued pursuant hereto) were exercised is not more than 8,235,592. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. Except (A) as Previously Disclosed, (B) for the rights granted pursuant to the Transaction Documents, (C) as described in the Company's Rights Agreement or (D) under or pursuant to the Benefit Plans, as of the date hereof there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating the Company or any Company Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any Company Subsidiary. The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 1999 and all dividends or other distributions have been declared, set aside, made or paid to the stockholders of the Company since that date.

          (d) Authorization. The Company has the power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the "Board of Directors"). Subject to such approvals of Governmental Entities as may be required by statute or regulation, the Transaction Documents are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          Neither the execution, delivery and performance by the Company of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (A) its certificate of incorporation or by-laws or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (2) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate any statute, rule or regulation or, to the knowledge of the Company, any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets.

          Other than in connection or in compliance with the provisions of (1) the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), and the securities or blue sky laws of the various states and (2) in connection with the Second Closing only, the Home Owners' Loan Act ("HOLA") or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the

     Company of the transactions contemplated by the Transaction Documents.

          (e) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

          (f) Company Financial Statements. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1999 and 1998 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1999, together with the notes thereto, certified by KPMG LLP and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Company 10-K") as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheets of the Company and its subsidiaries as of March 31, 2000 and related consolidated statements of income, stockholders' equity and cash flows for the quarter then ended, included in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of the Company and its subsidiaries at the dates and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

          (g) Reports. Since December 31, 1995, the Company and each Company Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (1) the SEC, including, but not limited to, Forms 10-K, Forms 8-K, Forms 10-Q and proxy statements and any documents incorporated by reference therein, (2) the Office of Thrift Supervision (the "OTS"), (3) the Federal Deposit Insurance Corporation (the "FDIC") and (4) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Company Reports". As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the OTS, the FDIC and applicable state securities or banking authorities, as the case may be. Copies of all the Company Reports have been made available to the Investor by the Company.

          (h) Properties and Leases. To the extent reflected in the Company Financial Statements, except for any lien for current taxes not yet delinquent, the Company and each Company Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in the Company's consolidated balance sheet as of December 31, 1999 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. Except as is not reasonably likely to have a Material Adverse Effect on the Company, all leases of real property and all other leases material to the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default.

          (i) Taxes. Each of the Company and the Company Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all material taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the "IRS") closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company's knowledge is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies that could reasonably be likely to have a Material Adverse Effect on the Company and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that are not reasonably likely to have a Material Adverse Effect on the Company). Except as is not reasonably likely to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has withheld all taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.

          (j) No Material Adverse Effect. Since December 31, 1999, no change has occurred and no circumstances exist which have had or are reasonably likely to have a Material Adverse Effect on the Company, except as disclosed in the Company Reports filed before the date of this Agreement by it with the SEC since December 31, 1999.

          (k) Commitments and Contracts. The Company has Previously Disclosed each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied):

               (1) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by the Company or such Company Subsidiary);

               (2) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

               (3) any labor contract or agreement with any labor union;

               (4) any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

               (5) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K;

               (6) any real property lease and any other lease with annual rental payments aggregating $20,000,000 or more;

               (7) any agreement or commitment with respect to the Community Reinvestment Act with any state or federal bank regulatory authority; or

               (8) any agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

               (l) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, except for matters that have not had a Material Adverse Effect or are not reasonably likely to have a Material Adverse Effect.

               (m) Insurance. The Company and each Company Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

          (n) Compliance with Laws. The Company and each Company Subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current. Except as is not reasonably likely to have a Material Adverse Effect on the Company,
          (A) the conduct by the Company and each Company Subsidiary of their business and the condition and use of their properties does not violate or infringe any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation, and (B) neither the Company nor any Company Subsidiary is in default under any order, license, regulation, demand, writ, injunction or decree of any Governmental Entity. Except for statutory or regulatory restrictions of general application to savings and loan holding companies, no Governmental Entity has placed any restriction on the business or properties of the Company or any Company Subsidiary that is reasonably likely to have a Material Adverse Effect on the Company.

               (o) Labor. No work stoppage involving the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that could materially and adversely affect the business of the Company or such Company Subsidiary. Employees of the Company and the Company Subsidiaries
     are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

               (p) Company Benefit Plans.

                    (1) The Company has Previously Disclosed a complete list of all employee benefit plans, programs, policies, practices, or other arrangements providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiaries or to which the Company or any Company Subsidiary contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy ("Benefit Plan").

                    (2) With respect to each Benefit Plan, the Company has delivered or made available to the Investor a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including all agreements, plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered or made available to the Investor, there are no amendments to any Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Benefit Plan.

                    (3) The Company has Previously Disclosed each Benefit Plan that is intended to be a "qualified plan" ("Qualified Plans") within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No

     Benefits Plan is intended to meet the requirements of Code Section
     501(c)(9).

                    (4) All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements.

                    (5) With respect to each Benefit Plan, the Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plans. Each Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that are likely to give rise to, any requirement for the posting of security with respect to a Benefit Plan or the imposition of any lien on the assets of the Company or any Company Subsidiary under ERISA or the Code.

                    (6) With respect to each Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived;
     (B) the fair market value of the assets of such Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Benefit Plan; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (D) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (E) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any Company Subsidiary; and (F) the PBGC has not instituted proceedings to terminate any such Benefit Plan and, to the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Benefit Plan.

                    (7) No Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company and the Company Subsidiaries nor any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

                    (8) There does not now exist, nor do any circumstances exist that could result in, any liability (A) under Title IV or Section 302 of ERISA, (B) under Sections 412 and 4971 of the Code and (C) as a result of a material failure to comply with the continuation coverage requirements of
     Section 601 et seq. of ERISA and Section 4980B of the Code, that would be a liability of the Company and any Company Subsidiary or any of their respective ERISA Affiliates, other than such liabilities that have been Previously Disclosed. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

                    (9) The Company and the Company Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries. The Company and each Company Subsidiary have reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

                    (10) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (B) materially increase any benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits or (E) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Neither the Company nor any Company Subsidiary has made an "Irrevocable Election" within the meaning of the trust agreements between the Company, The Dime Savings Bank of New York and HSBC Bank USA (the "Company Trusts"). The funding of the Company Trusts has not resulted in any material diminution of the regulatory capital of The Dime Savings Bank of New York.

                    (11) None of the Company and the Company Subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject the Company, any Company Subsidiary or any person that the Company or any Company Subsidiary has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

                    (12) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be expected to result in any material liability of the Company or any Company Subsidiary.

          (q) Brokers and Finders. Neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

          (r) No Defaults. Neither the Company nor any Company Subsidiary is in default, nor has any event occurred that, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which is reasonably likely to have a Material Adverse Effect on the Company. To the Company's knowledge, all parties with whom the Company or any Company Subsidiary has material leases, agreements or contracts or who owe to the Company or any Company Subsidiary material obligations other than those arising in the ordinary course of the banking business of the Company Subsidiaries are in compliance therewith in all material respects.

          (s) Environmental Liability. There is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (the "CERCLA"), pending or, to the Company's knowledge, threatened against the Company or any Company Subsidiary the result of which has had or could reasonably be expected to have a Material Adverse Effect on the Company; to the Company's knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the Company's knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.

          (t) Anti-takeover Provisions Not Applicable. The provisions of Section 203 of the Delaware General Corporation Law as they relate to the Company do not and will not apply to the Transaction Documents or to any of the transactions contemplated hereby or thereby.

          (u) Rights Agreement Amendment. The Rights Agreement has been duly and validly amended as set forth in Exhibit 9 and such amendment is in full force and effect.

         2.3 Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants to the Company that as of the date hereof:

          (a) Organization and Authority. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and has partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Investor has furnished the Company with a true and correct copy of its certificate of limited partnership through the date of this Agreement.

          (b) Authorization. The Investor has the partnership power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Investor's partnership and no further approval or authorization by any of the partners is required. Subject to such approvals of Governmental Entities as may be required by statute or regulation, the Transaction Documents are valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms.

          Neither the execution, delivery and performance by the Investor of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Investor with any of the provisions thereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) its certificate of limited partnership or partnership agreement or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (2) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of their respective properties or assets.

          Other than in connection or in compliance with the provisions of (1) the Securities Act and the securities or blue sky laws of the various states and (2) in connection with the Second Closing only, HOLA or the HSR Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Investor of the transactions contemplated by the Transaction Documents.

          (c) Knowledge as to Conditions. As of the date of this Agreement, it knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, or notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained. The Investor, based on advice of counsel, believes that no approval from the OTS is required by applicable law or regulation to consummate the First Purchase and it knows of no reason why it cannot obtain any required approval or Non-Control Determination (as defined in Section 4.3(a)) from the OTS for the Second Purchase or the exercise of any of the Warrants.

          (d) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (4) is an Accredited Investor (as that term is defined by Rule 501 of the Securities Act).

          (e) Financial Capability. The Investor will have available funds to make the Second Purchase on the terms and conditions contemplated by this Agreement.

          (f) Ownership. Other than the Securities, upon consummation of the Second Closing, the Investor, together with any person with which the Investor constitutes a group or single person (as defined for purposes of Section 13(d) of the Exchange Act) will not beneficially own more than 25,000 Common Shares. Based on 109,298,503 Common Shares outstanding and a maximum Reference Package (for all series of preferred stock to be issued hereunder) of 27,215,328 Common Shares, the total number of shares beneficially owned by the Investor and such persons represents less than 24.99% of the outstanding Common Shares (assuming full exercise of the Warrants and conversion rights, whether or not now exercisable).

          (g) Brokers and Finders. Neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with the

     Transaction Documents or the transactions contemplated hereby and thereby.


                                   ARTICLE III

                                    COVENANTS

         3.1 Filings; Other Actions. (a) Each of the Investor and the Company will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement. In particular, the Investor will use its reasonable best efforts to obtain, and the Company will use its reasonable best efforts to help the Investor obtain, as promptly as practicable, all approvals, authorizations, consents or exemptions from all necessary Governmental Entities, including the OTS, the Federal Trade Commission and the Antitrust Division of the Department of Justice, for the transactions contemplated by the Transaction Documents, the Second Purchase and the exercise of any of the Warrants, including, but not limited to, (1) together with any required Affiliate of it, the entering into, execution and compliance with a rebuttal of control agreement required by the OTS pursuant to 12 C.F.R. Section
574.100 and (2) any approvals (and applicable waiting period) required under the HSR Act. Each of the Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

         (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with the First Purchase, the Second Purchase and the other transactions contemplated by the Transaction Documents.

         (c) The Company agrees to use its reasonable best efforts to obtain, prior to September 30, 2002, the approval of its stockholders contemplated by
Section 1.3 of the Series D Warrant Certificate.

         3.2 Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel; provided that the Company will reimburse the Investor for all documented expenses reasonably incurred by it through the Second Closing in due diligence, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents (including reasonable fees and expenses of counsel) up to a maximum amount of $3.5 million.

         3.3 Access, Information and Confidentiality.

         (a) From the date hereof until the date when the Securities owned by the Investor represent less than 5% of the outstanding Common Shares (calculated in accordance with the proviso to Section 4.4(a)) (the "Qualifying Ownership Interest"), the Company will ensure that upon reasonable notice, the Company and its subsidiaries will afford to Investor and its representatives (including, without limitation, officers and employees of the Investor, and counsel, accountants and other professionals retained by the Investor) such access during normal business hours to its books, records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy), properties and personnel and to such other information as Investor may reasonably request.

         (b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a bank regulatory authority is necessary or desirable in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning the other party furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities. In addition, all information furnished to Investor and its representatives and all analyses, compilations, data, studies or other documents prepared by Investor or its representatives containing or based in whole or in part on any such furnished information or reflecting Investor's review of, or interest in, the Company shall be used solely as set forth and permitted by the Confidentiality Agreement, dated as of May 22, 2000, between the Company and the Investor (the "Confidentiality Agreement").

         3.4 Obligations. The Company agrees to honor all obligations under its material contracts (defined for purposes of this Section 3.4 as contracts required to be filed pursuant to Item 601(b)(10) of the SEC's Regulation S-K), the breach of which would materially and adversely affect the management or operations of the Company.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Standstill Agreement. The Investor agrees that until the third anniversary of the First Closing Date, without the prior approval of the Company, the Investor will not, directly or indirectly, through its Affiliates or associates or any other persons, or in concert with any person,

          (a) purchase or otherwise acquire beneficial ownership other than solely as a result of the exercise of any rights set forth in the Securities or in this Agreement (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of any Common Shares, or securities convertible into or exchangeable for Common Shares, that would result in the Investor or its Affiliates having control of the Company within the meaning of HOLA or having beneficial ownership of more than 24.9% of the outstanding shares of voting stock or Common Stock of the Company (after giving effect to the repurchase of Common Stock contemplated by the Company in connection with this Agreement and discussed with the Investor); or

          (b) undertake any action that violates or breaches any rebuttal of control agreement it and/or its Affiliates enters into with the OTS (or any substitute or successor agreement) or seek an amendment or other modification to such agreement without reasonable prior written notice to the Company describing the amendment sought in reasonable detail.

          4.2 Transfer Restrictions.

         (a) Restrictions on Transfer. Except as otherwise expressly permitted in this Agreement, the Investor will not, directly or indirectly, transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of ("Transfer") any Securities.

         (b) Permitted Transfers. (1) Notwithstanding Sections 4.2(a), 4.2(b)(2) and 4.2(c), the Investor shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:

          (A) Transfers to any Affiliate of the Investor, but only if the transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement; provided that such Affiliate shall be permitted to own such Securities only so long as such Affiliate shall remain an Affiliate of the Investor; and provided further that no such Transfer shall relieve the Investor of its obligations under this Agreement;

          (B) Transfers pursuant to a tender offer or exchange offer or acquisition of control of the Company or similar transaction, at any time following the time at which the Company has publicly announced or otherwise disclosed to the Investor that (x) the Board of Directors of the Company does not oppose such transaction or (y) that all conditions to such tender or exchange offer's being a "Qualifying Offer" (as defined in the Rights Agreement, as amended) have been satisfied;

          (C) Transfers pursuant to a tender offer or exchange offer on a pro rata basis with the other stockholders of the Company; provided that prior to any tender by the Investor pursuant to this clause (C), the offeror has announced that at least 60% of the aggregate number of shares sought in such tender or exchange offer (other than the pro rata portion attributable to the Investor) have been tendered into such offer; or

          (D) Transfers of any Securities, in the event that the receipt of approval, non-objection or early termination required under the HSR Act for the conversion of the SPRs has not been received (other than as a result of a breach by the Investor of this Agreement) on or before the date six months after the First Closing Date.

In order to facilitate the Transfers into a tender or exchange offer permitted by clause (B) or (C), the Company agrees, to the fullest extent legally permitted, to effect an exchange or conversion of shares of Series B Stock or (so long as to do so would not require a stockholders' vote) Series C Stock into underlying shares of Common Stock equal to the applicable Reference Package.

         (2) Subject to Section 4.2(b)(1) and subject to the Company's rights under Section 4.2(c) but notwithstanding Section 4.2(a):

          (A) after the first anniversary of the First Closing Date, the Investor may Transfer Securities; provided that, after any such Transfers, the Investor continues to own at least 80% of each of (i) the Common Shares issued on conversion of the Series B Shares subject to the SPRs described in Section 1.2(a)(1)(A) and the Series B Shares described in
     Section 1.2(b)(2)(A) (treating any unconverted Series B Shares as having been converted at the time of determination) and (ii) the Common Shares ultimately referenced by the Warrants referred to in Sections 1.2(a)(1)(B), 1.2(a)(1)(C) and 1.2(b)(1)(B) (or any Warrants issued in exchange therefor), such reference to be determined on the basis of the Common Shares issuable on exercise of such Warrants under the following assumptions: (1) that any unexercised Warrants are exercised at the time of determination, (2) that any unconverted Series B Shares or Series C Shares issued or issuable on the exercise of such Warrants are converted at the time of determination and (3) that any Series D Shares issued or issuable on exercise of any Series D Warrants (that have not been exchanged for Series B Warrants or Common Warrants) are convertible into the Common Shares that constitute the Reference Package of the Series D Stock at the time of determination and that the Series D Shares are converted at such time;

          (B) after the second anniversary of the First Closing Date, the Investor may Transfer Securities; provided that, after any such Transfers (and taking into account Transfers permitted under Section 4.2(b)(2)(A) above), the Investor continues to own at least 50% of each of (i) the Common Shares referred to in clause (i) of the proviso to Section 4.2(b)(2)(A) and (ii) the Common Shares referred to in clause (ii) of the proviso to Section 4.2(b)(2)(A); and

          (C) after the third anniversary of the First Closing Date, the Investor may Transfer any Securities it then owns.

         (3) Subject to the Company's rights under Section 4.2(c), the restrictions on Transfers in Section 4.2(a) will expire should any of the following events occur:

          (A) The Board of Directors of the Company approves a complete release of the Investor from the restrictions in Section 4.2(a).

          (B) The Company materially breaches any of its covenants contained in
     Article III or Article IV and such breach is not cured to the Investor's reasonable satisfaction within 30 days of the Investor providing the Company with written notice thereof.

          (C) The Company (x) executes definitive documentation for a transaction or (y) recommends that stockholders tender in response to a tender or exchange offer that upon consummation will result in a Change in Control (as defined below) of the Company or a Change in Control has been consummated (any of the foregoing, a "Preliminary Control Event"). For purposes of this Agreement, a "Change in Control" means, with respect to the Company, the occurrence of any one of the following events:

               (i) individuals who, on the date of this Agreement constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination (as defined below) or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (y) of paragraph (iii) below with respect to such Business Combination or this paragraph in the case of a contested election); and provided further that the Board Representative (as defined in Section 4.5(a)) will be treated as an Incumbent Director even if the person designated to be such Board Representative should change;

               (ii) any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the aggregate voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Voting Securities"); provided, however, that the event described in this paragraph (ii) will not be deemed a Change in Control by virtue of any holdings or acquisitions:
          (w) by the Company or any of its subsidiaries, (x) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Code) do not exceed 25% of the then outstanding Voting Securities, (y) by any underwriter temporarily holding securities pursuant to an offering of such securities or (z) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

               (iii) the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company's stockholders (a "Business Combination"), unless immediately following such Business Combination: (x) more than

          50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation"), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company's Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a "Non-Qualifying Transaction"); or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

          (D) The Second Closing does not occur as a result of the failure to satisfy the condition set forth in Section 1.2(b)(4)(A)(ii).

Notwithstanding the foregoing, a Change in Control of the Company will not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Voting Securities as a result of the acquisition of Voting Securities by the Company that reduces the number of Voting Securities outstanding; provided that, if after such acquisition by the Company such person becomes the beneficial owner of additional Voting Securities that increases the percentage of outstanding Voting Securities beneficially owned by such person, a Change in Control of the Company will then occur.

         (4) Notwithstanding the Transfers permitted by this Section 4.2(b), other than Transfers described in Section 4.2(b)(1)(B) or (C) or Transfers effected after consummation of a Change in Control, the Investor will not, at any time, knowingly Transfer (it being understood that the Investor generally will not have knowledge of security ownership of its limited partners to whom it may make distributions in the ordinary course of business) any of the Securities to (A) any bank or thrift institution, or any entity that is an Affiliate of a bank or thrift institution, if after such Transfer such bank or thrift institution or Affiliate would beneficially own greater than 4.9% of the outstanding Common Shares of the Company, calculating such percentage in accordance with the proviso in Section 4.4(a) or (B) any person (other than persons or entities referred to in clause (A) above) if after such Transfer such person would beneficially own greater than 9.9% of the outstanding Common Shares of the Company, calculating such percentage in accordance with the proviso in
Section 4.4(a).

         (5) The Company shall use all reasonable best efforts to file a registration statement (the "Registration Statement") covering the Securities on behalf of the Investor and its affiliates and any subsequent transferee with the SEC, such Registration Statement to be effective starting from the expiration or termination of the transfer restrictions set forth in Section 4.2(a). The expenses of the preparation and filing of such Registration Statement shall be borne by the Company. Upon filing the Registration Statement, the Company will use its reasonable best efforts to keep the Registration Statement effective with the SEC at all times until the Investor or any transferee who would require such registration to effect a sale of the Securities no longer holds the Securities. Provisions relating to the registration rights discussed in this Section are included in Exhibit 11 hereto.

         (c) Transfer of Warrants. (1) Subject to Section 4.2(b), the Investor will not sell or otherwise Transfer (other than by way of distribution in the ordinary course of business by the Investor to its general and limited partners) any Warrants without first giving the Company prior notice thereof on a business day during normal business hours and at least 2 hours before the end of such normal business hours (an "Offer Notice") and the opportunity (as hereinafter provided) to purchase such Warrants (the "Offered Securities") at a cash price (the "Offer Price") equal to the valuation of such Warrants based on a computation of the option value of such Warrants using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology included as Exhibit 10. The Offer Notice shall constitute an offer (the "Offer") by the Investor to sell the Offered Securities to the Company at the calculated Offer Price.

         (2) The Offer may be accepted within 4 hours of receipt by the Company of the Offer Notice and, if accepted, the Offered Securities shall be purchased within 5 days (subject to extension to up to 30 days if necessary to satisfy legal or regulatory requirements) after such acceptance. Such acceptance shall constitute an agreement between the Company and the Investor to purchase and sell the amount of Warrants so specified at the Offer Price and on other terms set forth in this Section 4.2(c). If the Offer is not accepted within such 4-hour acceptance period, the Investor may Transfer the Offered Securities, if otherwise permitted by Section 4.2(b). If such Transfer is not consummated by the Investor within 30 days after the expiration of the 4-hour acceptance period or earlier irrevocable rejection of such Offer, no Transfer may be made by the Investor without again complying with this Section 4.2(c).

         (d) Purchase of Warrants on Change in Control. Upon the occurrence of a Preliminary Control Event, the Investor may elect at any time for so long as it holds any Warrants, by delivering written notice thereof to the Company, to cause the Company to purchase at any time after the occurrence of such Preliminary Control Event any Warrant, in whole or in part, acquired hereunder that the Investor then holds at a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in
Exhibit 10. At the election of the Company, all or any portion of such purchase price may be paid in Common Shares (valued at the then current market price of the Common Stock as of the time of such payment) so long as such payment does not cause the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other Governmental Entities. To the extent that a payment in Common Shares would cause the Company to fail to comply with New York Stock Exchange rules, once the maximum number of Common Shares has been paid, the remainder of such purchase price may be paid in the form of shares of nonvoting, noncumulative perpetual preferred stock (callable on customary terms after 5 years) bearing a fixed preferred dividend rate determined based on advice of a nationally recognized investment banking firm reasonably acceptable to the Investor and the Company (taking into account the relevant characteristics of the Company and the preferred stock as well as then-existing market conditions) such that the Investor would reasonably expect to receive proceeds equal to the liquidation preference of such shares in connection with an underwritten public offering of the shares after netting applicable underwriting commissions and expenses.

         (e) Purchase and Adjustment of Series D Warrants upon Certain Events.
(1) If either (A) the Company's stockholders fail to give the approval required under Paragraph 312 of the rules of the New York Stock Exchange in order to permit the exchange of Series D Warrants for Common Stock Warrants by September 30, 2003 or (B) the Transfer restrictions on the Securities lapse as provided in
Section 4.2(b)(3), other than as a result of a Preliminary Control Event or a Change in Control, then the Investor may elect at any time for so long as it holds any Series D Warrants, by delivering written notice thereof to the Company, to cause the Company to purchase any such Warrant, in whole or in part, acquired hereunder that the Investor then holds at a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit 10; provided that if the Investor makes such election, the volatility factor used in the Black-Scholes calculation will be 30% rather than 40% and the Exercise Price (as defined in the Series D Warrants) used will be adjusted to exclude any effects of paragraphs (2) and (3) below. At the election of the Company, all or any portion of such purchase price may be paid in Common Shares (valued at the then current market price of the Common Stock as of the time of such payment) so long as such payment does not cause the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other Governmental Entities. To the extent that a payment in Common Shares would cause the

Company to fail to comply with New York Stock Exchange rules, once the maximum number of Common Shares has been paid, the remainder of such purchase price may be paid in the form of shares of nonvoting, noncumulative perpetual preferred stock (callable on customary terms after 5 years) bearing a fixed preferred dividend rate determined based on advice of a nationally recognized investment banking firm reasonably acceptable to the Investor and the Company (taking into account the relevant characteristics of the Company and the preferred stock as well as then-existing market conditions) such that the Investor would reasonably expect to receive proceeds equal to the liquidation preference of such shares in connection with an underwritten public offering of the shares after netting applicable underwriting commissions and expenses.

         (2) If the Company's stockholders have not given the approval required under Paragraph 312 of the rules of the New York Stock Exchange in order to permit the exchange of Series D Warrants for Common Stock Warrants on September 30, 2002, then as of such date, subject to reversal if such stockholder approval is received on or before September 30, 2003, the Company and the Investor agree to adjust the Exercise Price (as defined in the Series D Warrants) then in effect by multiplying such Exercise Price by 0.95.

         (3) If the Company's stockholders have not given the approval required under Paragraph 312 of the rules of the New York Stock Exchange in order to permit the exchange of Series D Warrants for Common Stock Warrants on September 30, 2003, then the Exercise Price then in effect shall be adjusted by dividing such Exercise Price by 0.95 and multiplying the resulting quotient by 0.90.

         (4) The Company and the Investor agree that they will enter into any amendment to the Series D Warrants held by the Investor necessary to give effect to the foregoing adjustments.

         (f) Transfers to Partners. Upon expiration or lapse of any of the Transfer restrictions in this Section 4.2, no provision in the Transaction Documents will be interpreted to prevent or otherwise limit the Investor's ability to Transfer any of the Securities to its limited partners and/or general partners.

         4.3 Voting. (a) Subject to Section 4.1 and the provisions of any determination of non-control (the "Non-Control Determination") from the OTS pursuant to and in accordance with 12 C.F.R. Part 574, the Investor will have the voting rights described in the Series B Certificate with respect to its ownership of Series B Shares. The Investor will have no voting rights with respect to the SPRs, Series C Shares, Series D Shares, Series B Warrants, Series C Warrants, Series D Warrants or Common Warrants. Should the Investor convert or exercise, as applicable, any of the Securities such that it owns shares of Common Stock, the Investor will have the same voting rights shared by all other holders of Common Stock, subject to Section 4.1 and the provisions of any Non-Control Determination.

         (b) Notwithstanding anything to the contrary in any of the Transaction Documents, the Investor together with its Affiliates will not have the ability to exercise any voting rights of any Securities in excess of 24.9% of the total outstanding voting securities of the Company.

         4.4 Preemptive Rights.

         (a) Sale of New Stock. As long as the Investor owns Securities representing the Qualifying Ownership Interest (before giving effect to issuances triggering this Section), if at any time after the First Closing, the Company at any time or from time to time makes any public or non-public offering of Common Stock (or securities convertible or exchangeable into Common Stock) ("New Stock"), including any issuance of restricted stock or options to purchase stock to employees at a price of less than $17.50 per share up to a maximum of 5 million shares of Common Stock (other than (1) any other offering pursuant to any stock purchase plan, stock ownership plan, stock option plan or other similar plan where stock is being issued or offered, to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company or (2) any offering or issuance of LTWs (as defined in Section 4.7)), the Investor shall be afforded the opportunity to acquire from the Company for the same price and on the same terms (except that, to the extent permitted by law, the Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of New Stock required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company. The amount of New Stock that the Investor shall be entitled to purchase shall be determined by multiplying (x) the total number of such offered shares of New Stock by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor, and the denominator of which is the number of shares of Common Stock then outstanding; provided, however, that for purposes of determining the number of shares of Common Stock outstanding or held by the Investor, such amount shall assume (i) the exercise of all outstanding options or warrants to purchase capital stock of the Company (including the SPRs and Warrants, but excluding any rights issued under the Rights Agreement unless such rights are exercisable at the time), (ii) the conversion of all convertible equity securities of the Company outstanding or issuable on the exercise of the options or warrants referred to in (i) (whether or not then convertible), and (iii) that the Series D Shares outstanding or issuable on the exercise of the options or warrants referred to in (i) are convertible into the Reference Package of the Series D Stock.

         (b) Notice. In the event the Company proposes to offer New Stock, it shall give the Investor written notice of its intention, describing the price and other terms upon which the Company proposes to offer the same. The Investor shall have ten days from the date of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of New Stock the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.4(a). Such notice shall constitute an agreement of the Investor to purchase the amount of New Stock so specified upon the price and other terms set forth in the Company's notice to it.

         (c) Purchase Mechanism. If the Investor exercises its preemptive purchase rights provided in this Section 4.4, the closing of the purchase of the New Stock with respect to which such right has been exercised shall take place within 45 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 135 days in order to comply with applicable laws and regulations. Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Stock.

         (d) Failure of Purchase. In the event the Investor fails to exercise its preemptive purchase rights provided in this Section 4.4 within said ten-day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.4(c) above because of its failure to obtain any required regulatory consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Stock covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Stock not elected to be purchased pursuant to this Section 4.4 or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company's notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory approval or expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Stock or entered into an agreement to sell the New Stock within said 90-day period (or sold and issued New Stock in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Stock without first offering such securities to the Investor in the manner provided above.

         (e) In the case of the offering of Common Stock for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the Common Shares being offered as of the date the Board of Directors authorizes the offering of such shares.

         4.5 Governance Matters. (a) The Company will cause one person nominated by the Investor (the "Board Representative") to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and The Dime Savings Bank of New York, FSB (the "Bank"), to the Company's Board of Directors and the Bank's board of directors as promptly as practicable.

         (b) So long as the Investor owns Securities representing at least the Qualifying Ownership Interest, subject to the further provisions of this Section 4.5, the Company's and the Bank's Governance and Nominating Committees (or any other committee exercising a similar function) (the "Nominating Committees") shall recommend to the Board of Directors of the Company and the board of directors of the Bank, as the case may be, that such person (or any successor designated by the Investor, subject to Section 4.5(c) below) be included in the slate of nominees recommended by the Board of Directors of the Company to stockholders for election as directors at each annual meeting of stockholders of the Company or the Bank at which such person's term expires. In the event that the Board Representative is not elected as a director of the Company or the Bank, the transfer restrictions contained in Section 4.2(a) shall immediately lapse and be of no further force or effect. In addition to the Board Representative, the Investor will have the right to have two of its employees attend meetings of the boards of directors of the Company and the Bank (including any meeting of any committees thereof, but excluding executive sessions of the boards of directors) as observers, without authority to speak or vote (the "Observers").

         (c) If the Board Representative shall cease to serve as a director for any reason, the Board of Directors of each of the Company and the Bank will use its best efforts to take all action required to fill the vacancy resulting therefrom with a person designated by the Investor, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company.

         (d) If the Investor has Transferred 75% of (A) the number of Common Shares referred to in Section 4.2(b)(2)(A)(i) and (B) the number of Common Shares referred to in Section 4.2(b)(2)(A)(ii), the Investor will have no further rights under Sections 4.5(a) through (c) other than to have one Observer under the last sentence of Section 4.5(b) and shall promptly cause to resign, and take all other action reasonably necessary, or reasonably requested by the Company or the Bank, to cause the prompt removal of, the Board Representative. If the Investor also owns Securities representing less than the Qualifying Ownership Interest, the Investor's right to have any Observer also shall terminate.

         4.6 Legend. (a) The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

          "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 6, 2000, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID."

         (b) Upon termination of this Agreement and upon request of the Investor, the Company will issue a new certificate for any Securities bearing only the first sentence of the legend set forth in Section 4.6(a) above. Upon request of the Investor to effect a sale of any Securities, subject to the restrictions on Transfers contained in this Agreement, after the latest of (1) termination of this Agreement, or (2) the periods for permitted Transfers under
Section 4.2 (and for any Transfers subject to Rule 144 under the Securities Act, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the Investor is not an "affiliate" and has not been an "affiliate" (within the meaning of Rule 144 promulgated under the Securities Act) for the preceding three months), the Company shall promptly cause any legend to be removed from any certificate for any Securities so to be Transferred. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

         4.7 Goodwill Litigation. Investor acknowledges that to the extent that the Company issues litigation tracking warrants or similar instruments, in the after-tax, and net-of-attributable-expenses, benefits of any proceeds attributable to any judgment or settlement received by the Company in respect of the Company's current claim against the Government of the United States relating to existing supervisory goodwill claims ("Litigation Benefits") on or before the date the Series B Stock becomes convertible into Common Stock in accordance with the Series B Certificate (such litigation tracking warrants or similar instruments so issued, "LTWs"), then the Investor shall have no claim with respect to any such LTWs other than the anti-dilution rights with respect to the issuance of such LTWs which are expressly set forth in the Warrant Certificates.

         4.8 Additional Regulatory Matters. (a) In the case where the Company for any reason becomes a "bank holding company" as defined in Section 2(a)(1) of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), to the extent required by then applicable law, the Investor will cause the Board Representative to resign, and will take all other action reasonably necessary to cause the prompt removal of the Board Representative; provided that the Investor will retain its right to Observers referred to in Section 4.5(b); and provided further that the Company and the Investor will agree to pursue such alternate arrangements as the Investor may reasonably request, such as a reduction of the Investor's ownership of voting securities of the Company or such other restructuring of its ownership of the Company, as may enable the Investor to retain such board representation, while using their respective best efforts to maintain the economic benefits contemplated under this Agreement.

         (b) So long as the Investor maintains an Observer under Section 4.5(b), the Company and the Investor agree to cooperate and communicate with each other with respect to their respective purchases of Common Stock with the objective, among other things, that Company repurchases not cause the Investor to become, or control, (1) a "bank holding company" (in the event that the Company becomes a bank holding company) within the meaning of the BHC Act, or (2) a "savings and loan holding company" within the meaning of the HOLA, assuming compliance with coordination and communication undertakings.

         4.9 Reservation for Issuance. The Company will reserve that number of Common Shares, Series B Shares, Series C Shares and Series D Shares sufficient for issuance upon exercise or conversion of Securities owned at any time by the Investor.

         4.10 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         4.11 Rights Plan. The Company will not amend or replace the Rights Agreement in a manner that would materially and adversely effect the amendments made to the definition of "Acquiring Person" in Section 1.1 of the Rights Agreement by the amendment to the Rights Agreement provided for in Exhibit 9.

         4.12 Extension Periods. Notwithstanding anything to the contrary contained in the Transaction Documents, if there exists a period (the "Section 16(b) Period") during which the Investor's purchase, sale, exercise, exchange or conversion of any Security pursuant to any Transaction Document would result in liability under Section 16(b) of the Exchange Act, as amended, or the rules and regulations promulgated thereunder, the period during which such Security may be purchased, sold, exercised, exchanged or converted, as the case may be, if prescribed by such Transaction Document, shall be extended for the equivalent number of days of such Section 16(b) Period (the "Extension Period"), with such Extension Period beginning on the later of (a) the expiration date of such Security, if any, or (b) the date of the end of such Section 16(b) Period.

         4.13 Indemnity. (a) The Company agrees to indemnify and hold the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the regulations thereunder (the "Indemnified Parties") harmless against any and all losses, liabilities, damages, expenses, and other costs ("Losses") arising from any actual or threatened claims brought against the Company or such Indemnified Parties in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby or any other legal, administrative or other proceedings arising out of the transactions contemplated hereby, other than such Losses which are judicially determined to have resulted from the gross negligence or willful misconduct of the Investor or such other Indemnified Party.

         (b) Each Indemnified Party under this Section 4.13 will, promptly after the receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 4.13, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party other than pursuant to this Section 4.13 or, unless the Company shall have been prejudiced by the omission of such Indemnified Party so to notify the Company, pursuant to this
Section 4.13. In case any such action shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Party under this Section 4.13 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (1) if the Company shall elect not to assume the defense of such claim or action or (2) if the Indemnified Party reasonably determines
(A) that there may be a conflict between the positions of the Company and of the Indemnified Party in defending such claim or action or (B) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (1) and (2)(A), or such different defenses, in the case of (2)(B), and the Company shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

         4.14 Chairman of the Board. The Company and the Investor each anticipate that Anthony P. Terracciano will become a director (subject to satisfaction of all legal and governance requirements for service as a director) of the Company and of the Bank, and Chairman of the Board of Directors of the Company. In such capacities, it is understood and agreed that Mr. Terracciano will not be acting on behalf of, as a representative of or as an Affiliate of the Investor or any of its Affiliates. In that regard, the Investor represents and warrants that Mr. Terracciano is not an Affiliate or representative of the Investor or any of its Affiliates. The Investor represents and warrants that it has not taken, and agrees that it will not take, any action that could reasonably be expected to exert a controlling influence over Mr. Terracciano or his participation as a director or officer of the Company or that otherwise could result in his being deemed a representative of the Investor or any of its Affiliates.


                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Survival. Only those representations, warranties, agreements and covenants of the parties contained in Sections 1.2(b), 2.1 and 2.4(e) and Articles III, IV and V shall survive the First Closing. Only those representations, warranties, agreements and covenants of the parties contained in Section 2.1 and Articles III, IV and V shall survive the Second Closing. All other representations, warranties, agreements and covenants shall be deemed only to be conditions of the First Purchase and shall not survive the First Closing. If this Agreement is terminated or abandoned, the provisions of Sections 3.2 and 3.3(b) shall survive such termination or abandonment.

         5.2 Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

         5.3 Waiver of Conditions. The conditions to each party's obligation to consummate the First Purchase or the Second Purchase, as the case may be, are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

         5.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

         5.5 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         5.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         5.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                (a)  If to the Investor:

                          Kewsong Lee
                          Warburg, Pincus Equity Partners, L.P.
                          466 Lexington Avenue
                          New York, New York
                          Telecopy:  (212) 716-5032
                      with a copy to:

                          Craig M. Wasserman, Esq.
                          Wachtell, Lipton, Rosen & Katz
                          51 West 52nd Street
                          New York, New York  10019-6150
                          Telecopy:  (212) 403-2000

                (b) If to the Company:

                          James E. Kelly, Esq.
                          General Counsel
                          Dime Bancorp, Inc.
                          589 Fifth Avenue
                          New York, New York 10017
                          Telecopy:  (212) 326-6110

                      with a copy to:

                          Mitchell S. Eitel, Esq.
                          Sullivan & Cromwell
                          125 Broad Street
                          New York, New York  10004
                          Telecopy:  (212) 558-3588

         5.8 Entire Agreement, Etc. (a) This Agreement (including the Exhibits and Disclosure Schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof, and (b) except as contemplated by Section 1.4, this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void).

         5.9 Definitions of "subsidiary" and "Affiliate". (a) When a reference is made in this Agreement to a subsidiary of a person, the term "subsidiary" means those corporations, banks, savings banks, associations and other entities of which such person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

         (b) The term "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, "control" when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

         5.10 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         5.11 Severability. If any provision of this Agreement or the application thereof to any person (including, without limitation, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         5.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit right or remedies, except that the provisions of
Section 4.13 shall inure to the benefit of the persons referred to in that Section.

         5.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

         5.14 Certain Adjustments. The parties recognize that the terms of the Securities and this Agreement provide for a variety of antidilution, preemptive and other similar rights and adjustments. It is the parties' intention that these rights and adjustments shall be given effect in a manner that produces fair and equitable results in the circumstances.


                                *   *   *

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                                           DIME BANCORP, INC.



                                           By: /s/ Lawrence J. Toal
                                               Name:  Lawrence J. Toal
                                               Title:  Chief Executive Officer





                                           WARBURG, PINCUS
                                               EQUITY PARTNERS, L.P.

                                           By: WARBURG, PINCUS & CO.,
                                               its General Partner


                                           By: /s/ Kewsong Lee
                                               Name:  Kewsong Lee
                                               Title:  Partner

                                                                       Exhibit 1





                           CERTIFICATE OF DESIGNATIONS

                                       OF

                     SERIES B JUNIOR VOTING PREFERRED STOCK

                                       OF

                               DIME BANCORP, INC.


         We, the undersigned, ___________________ and __________________, the
__________________ and __________________ , respectively, of Dime Bancorp, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to authority granted by Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation's Preferred Stock, par value $0.01 per share, and certain qualifications, limitations and restrictions thereon:

         RESOLVED, that there is hereby established a series of Preferred Stock, par value $0.01 per share, and the designation and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

         Section 1. Designation. The distinctive serial designation of this series shall be "Series B Voting Preferred Stock" (hereinafter called "Series B Stock"). Each share of Series B Stock shall be identical in all respects with the other shares of Series B Stock.

         Section 2. Number. The number of shares in Series B Stock will initially be [_____________], which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Series B Stock purchased by the Corporation will be canceled and revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series B Stock may be issued in fractional shares, which fractional shares will entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of Series B Stock.

         Section 3. Dividends.

          (a) The holders of full or fractional shares of Series B Stock will be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation or any LTWs (as defined in the Investment Agreement (the "Investment Agreement"), dated as of July 6, 2000 between the Corporation and Warburg, Pincus Equity Partners, L.P.)) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole or fractional share of Series B Stock equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock or LTWs of the Corporation) that would be payable on such date to a holder of the Reference Package. Each such dividend will be paid to the holders of shares of Series B Stock on the date, not exceeding 60 days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution.

          (b) The term "Reference Package" initially means 1,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Corporation and the rights (the "Rights") associated with such shares of Common Stock as of the date of this Agreement under the Rights Agreement (as defined in the Investment Agreement). If the Corporation, at any time after the close of business on the date of filing of this Certificate of Designations, (1) declares or pays a dividend on any Common Stock payable in Common Stock, (2) subdivides any Common Stock or (3) combines any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the number of shares of Common Stock (and associated Rights) that a holder of the Reference Package immediately prior to such event would hold thereafter as a result of such event. If the Rights comprising part of the Reference Package become exercisable at such time as shares of Series B Stock are outstanding, the Corporation will use best reasonable efforts to put holders of shares of Series B Stock in the economic position of holders of the Rights comprising a part of the Reference Package.

          (c) So long as any shares of Series B Stock are outstanding, no dividend (other than a dividend in Common Stock or LTWs may be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to Series B Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with Series B Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such stock) by the

     Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series B Stock as to dividends and upon liquidation), unless, in each case, the dividend to be due on the shares of Series B Stock upon payment of such dividend, distribution, redemption, purchase or other acquisition is contemporaneously paid on all outstanding shares of Series B Stock.

         Section 4. Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, the shares of Series B Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

         Section. 5. Liquidation.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of Series B Stock will be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to Series B Stock upon liquidation, to receive in full an amount per share equal to the greater of (i) $0.01 (the "liquidation preference") plus an amount equal to any dividends that have been declared on Series B Stock but not paid and (ii) the amount that a holder of one share of Series B Stock would be entitled to receive if such share were converted into the Reference Package immediately prior to such liquidation, dissolution or winding up, together with any declared but unpaid dividend prior to such distribution or payment date. If such payment has been made in full to all holders of shares of Series B Stock, the holders of shares of Series B Stock as such will have no right or claim to any of the remaining assets of the Corporation.

          (b) If the assets of the Corporation available for distribution to the holders of shares of Series B Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5(a), no such distribution will be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of Series B Stock upon such liquidation, dissolution or winding up unless proportionate distributive amounts are paid on account of the shares of Series B Stock, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

          (c) Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Stock then outstanding will be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section 5 before any payment is made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to Series B Stock.

          (d) For the purposes of this Section 5, the consolidation or merger of, or binding shares exchange by, the Corporation with any other corporation will not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

         Section 6. Conversion. Each share or fractional share of Series B Stock will convert into the Reference Package upon the earliest to occur of (a) the issuance of LTWs, (b) the Corporation executing definitive documentation for a transaction that upon consummation will result in a Change in Control (as defined in the Investment Agreement) of the Corporation, (c) the occurrence of a Change in Control, (d) the restrictions on transfers under Section 4.2(a) of the Investment Agreement expiring pursuant to Section 4.2(b)(3)(B) of the Investment Agreement or (e) nine months following the First Closing Date (as defined in the Investment Agreement). Promptly after receipt of notice from the Corporation of the occurrence of any of (a)-(e) of this Section 6, the holders of Series B Stock will surrender their certificate or certificates at the principal office of the Corporation and will be entitled to receive (1) a certificate or certificates representing any capital stock comprising a part of the Reference Package and into which their shares have been converted and (2) any cash or other property then comprising a part of the Reference Package and to which they are entitled under this Section 6. Until surrendered, such certificate or certificates will be deemed to represent the shares of capital stock issuable upon such conversion.

         Section 7. Redemption. The shares of Series B Stock are not redeemable.

         Section 8. Voting. Each whole share of Series B Stock is entitled, on any matter, to vote, as a single class with any other capital stock comprising part of the Reference Package and voting on such matter. On any such matter, each share of Series B Stock will have the number of votes that a holder of the Reference Package would have.

         IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the 6th day of July, 2000.

                                        DIME BANCORP, INC.



                                        By____________________




                                        By____________________




Attest____________________

                                                                       Exhibit 2







                           CERTIFICATE OF DESIGNATIONS

                                       OF

                    SERIES C JUNIOR NONVOTING PREFERRED STOCK

                                       OF

                               DIME BANCORP, INC.


         We, the undersigned, ___________________ and __________________, the
__________________ and __________________ , respectively, of Dime Bancorp.,
Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to authority granted by Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation's Preferred Stock, par value $0.01 per share, and certain qualifications, limitations and restrictions thereon:

         RESOLVED, that there is hereby established a series of Preferred Stock, par value $0.01 per share, and the designation and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

         Section 1. Designation. The distinctive serial designation of this series shall be "Series C Nonvoting Preferred Stock" (hereinafter called "Series C Stock"). Each share of Series C Stock shall be identical in all respects with the other shares of Series C Stock.

         Section 2. Number. The number of shares in Series C Stock will initially be [_____________], which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Series C Stock purchased by the Corporation will be canceled and revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series C Stock may be issued in fractional shares, which fractional shares will entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of Series C Stock.

         Section 3. Dividends.

          (a) The holders of full or fractional shares of Series C Stock will be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation or any LTWs (as defined in the Investment Agreement (the "Investment Agreement"), dated as of July 6, 2000 between the Corporation and Warburg, Pincus Equity Partners, L.P.)) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole or fractional share of Series C Stock equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock or LTWs of the Corporation) that would be payable on such date to a holder of the Reference Package. Each such dividend will be paid to the holders of shares of Series C Stock on the date, not exceeding 60 days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution.

          (b) The term "Reference Package" initially means 1,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Corporation and the rights (the "Rights") associated with such shares of Common Stock as of the date of this Agreement under the Rights Agreement (as defined in the Investment Agreement). If the Corporation, at any time after the close of business on the date of filing of this Certificate of Designations, (1) declares or pays a dividend on any Common Stock payable in Common Stock, (2) subdivides any Common Stock or (3) combines any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the number of shares of Common Stock (and associated Rights) that a holder of the Reference Package immediately prior to such event would hold thereafter as a result of such event. If the Rights comprising part of the Reference Package become exercisable at such time as shares of Series C Stock are outstanding, the Corporation will use its best reasonable efforts to put holders of shares of Series C Stock in the economic position of holders of the Rights comprising a part of the Reference Package.

          (c) So long as any shares of Series C Stock are outstanding, no dividend (other than a dividend in Common Stock or LTWs) may be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to Series C Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with Series C Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such stock) by the

     Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series C Stock as to dividends and upon liquidation), unless, in each case, the dividend to be due on the shares of Series C Stock upon payment of such dividend, distribution, redemption, purchase or other acquisition is contemporaneously paid on all outstanding shares of Series C Stock.

         Section 4. Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, the shares of Series C Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

         Section 5. Liquidation.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of Series C Stock will be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to Series C Stock upon liquidation, to receive in full an amount per share equal to the greater of (i) $0.01 (the "liquidation preference") plus an amount equal to any dividends that have been declared on Series C Stock but not paid and (ii) the amount that a holder of one share of Series C Stock would be entitled to receive if such share were converted into the Reference Package immediately prior to such liquidation, dissolution or winding up, together with any declared but unpaid dividend prior to such distribution or payment date. If such payment has been made in full to all holders of shares of Series C Stock, the holders of shares of Series C Stock as such will have no right or claim to any of the remaining assets of the Corporation.

          (b) If the assets of the Corporation available for distribution to the holders of shares of Series C Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5(a), no such distribution will be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of Series C Stock upon such liquidation, dissolution or winding up unless proportionate distributive amounts are paid on account of the shares of Series C Stock, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.


          (c) Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Stock then outstanding will be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section 5 before any payment is made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to Series C Stock.

          (d) For the purposes of this Section 5, the consolidation or merger of, or binding shares exchange by, the Corporation with any other corporation will not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

         Section 6. Conversion. If any holder of full or fractional shares of Series C Stock surrenders to the Corporation (at the principal office of the Corporation) certificate or certificates representing all or part of the holder's shares of Series C Stock together with either (1) a certificate stating that the holder has received the advice of counsel to the effect that it is permissible under the federal banking laws and regulations applicable to the Corporation that the shares of Series C Stock represented by such certificate or certificates convert as contemplated by this Section 6 or (2) a certificate stating that the holder is transferring the holders' shares in a Widely Dispersed Offering (as defined below) and subsequently transfers the shares in a Widely Dispersed Offering, then the shares of Series C Stock represented by such certificate or certificates will convert as follows:

          (a) If at the time of conversion the Series B junior voting preferred stock, par value $0.01 per share, of the Corporation (the "Series B Stock") has not converted into the "Reference Package" of the Series B Stock in accordance with the terms of the certificate of incorporation of the Corporation relating to the Series B Stock, each share of Series C Stock of such holder will convert into one share (and any fractional share of such holder will convert into the same fraction of a share) of Series B Stock; and

          (b) Otherwise, each share of Series C Stock of such holder will convert into the Reference Package (and any fractional share of such holder will convert into the same fraction of the Reference Package).

The holder will be entitled to receive, as applicable, (1) a certificate or certificates representing the Series B Stock into which such shares have been converted or (2) a certificate or certificates representing any capital stock comprising a part of the Reference Package and into which their shares have been converted (and, in the case of (2), any cash or other property then comprising a part of the Reference Package). The term "Widely Dispersed Offering" means (w) a widely dispersed public distribution, (x) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Corporation, (y) in the case of shares of Series C Stock held by Warburg, Pincus Equity Partners, L.P., distributions to such holder's limited partners or (z) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the holder's behalf.

         Section 7. Redemption. The shares of Series C Stock are not redeemable.

         Section 8. Voting. Except as required by law, the shares of Series C Stock are not entitled to vote on any matter.

         IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the 6th day of July, 2000.

                                                 DIME BANCORP, INC.



                                                 By____________________




                                                 By____________________




Attest____________________

                                                                       EXHIBIT 3










                           CERTIFICATE OF DESIGNATIONS

                                       OF

                    SERIES D JUNIOR NONVOTING PREFERRED STOCK

                                       OF

                               DIME BANCORP, INC.


         We, the undersigned, ___________________ and __________________, the
__________________ and __________________ , respectively, of Dime Bancorp, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to authority granted by Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation's Preferred Stock, par value $0.01 per share, and certain qualifications, limitations and restrictions thereon:

         RESOLVED, that there is hereby established a series of Preferred Stock, par value $0.01 per share, and the designation and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

         Section 1. Designation. The distinctive serial designation of this series shall be "Series D Nonvoting Preferred Stock" (hereinafter called "Series D Stock"). Each share of Series D Stock shall be identical in all respects with the other shares of Series D Stock.

         Section 2. Number. The number of shares in Series D Stock will initially be [_____________], which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Series D Stock purchased by the Corporation will be canceled and revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series D Stock may be issued in fractional shares, which fractional shares will entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of Series D Stock.

         Section 3. Dividends.

          (a) The holders of full or fractional shares of Series D Stock will be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation or any LTWs (as defined in the Investment Agreement (the "Investment Agreement"), dated as of July 6, 2000 between the Corporation and Warburg, Pincus Equity Partners, L.P.)) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole or fractional share of Series D Stock equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock or LTWs of the Corporation) that would be payable on such date to a holder of the Reference Package. Each such dividend will be paid to the holders of shares of Series D Stock on the date, not exceeding 60 days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution.

          (b) The term "Reference Package" initially means 1,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Corporation and the rights (the "Rights") associated with such shares of Common Stock as of the date of this Agreement under the Rights Agreement (as defined in the Investment Agreement). If the Corporation, at any time after the close of business on the date of filing of this Certificate of Designations, (1) declares or pays a dividend on any Common Stock payable in Common Stock, (2) subdivides any Common Stock or (3) combines any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the number of shares of Common Stock (and associated Rights) that a holder of the Reference Package immediately prior to such event would hold thereafter as a result of such event. If the Rights comprising part of the Reference Package become exercisable at such time as shares of Series D Stock are outstanding, the Corporation will use best reasonable efforts to put holders of shares of Series D Stock in the economic position of holders of the Rights comprising a part of the Reference Package.

          (c) So long as any shares of Series D Stock are outstanding, no dividend (other than a dividend in Common Stock or LTWs) may be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to Series D Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with Series D Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series D Stock as to dividends and upon liquidation), unless, in each case, the dividend to be due on the shares of Series D Stock upon payment of such dividend, distribution, redemption, purchase or other acquisition is contemporaneously paid on all outstanding shares of Series D Stock.

         Section 4. Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, the shares of Series D Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

         Section. 5. Liquidation.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of Series D Stock will be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to Series D Stock upon liquidation, to receive in full an amount per share equal to the greater of (i) $0.01 (the "liquidation preference") plus an amount equal to any dividends that have been declared on Series D Stock but not paid and (ii) the amount that a holder of one share of Series D Stock would be entitled to receive if such share were converted into the Reference Package immediately prior to such liquidation, dissolution or winding up, together with any declared but unpaid dividend prior to such distribution or payment date. If such payment has been made in full to all holders of shares of Series D Stock, the holders of shares of Series D Stock as such will have no right or claim to any of the remaining assets of the Corporation.

          (b) If the assets of the Corporation available for distribution to the holders of shares of Series D Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5(a), no such distribution will be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of Series D Stock upon such liquidation, dissolution or winding up unless proportionate distributive amounts are paid on account of the shares of Series D Stock, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

          (c) Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Stock then outstanding will be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section 5 before any payment is made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to Series D Stock.

          (d) For the purposes of this Section 5, the consolidation or merger of, or binding shares exchange by, the Corporation with any other corporation will not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

         Section 6. Conversion. At such time as the Corporation has obtained the requisite approval of its stockholders or determines, at its sole discretion, that such approval is not required by the rules of the New York Stock Exchange, each share of Series D Stock will convert into one share of Series C junior nonvoting preferred stock, par value $0.01 per share, of the Corporation (the "Series C Stock") (and any fractional share of Series D Stock will convert into the same fraction of a share of Series C Stock). Promptly after receipt of notice from the Corporation of the occurrence of either such event, the holders of Series D Stock will surrender their certificate or certificates at the principal office of the Corporation and will be entitled to receive a certificate or certificates representing the shares of Series C Stock into which their shares have been converted. Until surrendered, such certificate or certificates will be deemed to represent the shares of Series C Stock issuable upon such conversion.

         Section 7. Redemption. The shares of Series D Stock are not redeemable.

         Section 8. Voting. Except as required by law, the shares of Series D Stock are not entitled to vote on any matter.

         IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the 6th day of July, 2000.

                                                DIME BANCORP, INC.



                                                By____________________




                                                By____________________




Attest____________________

                                                                       EXHIBIT 4
                                                      FORM OF RIGHTS CERTIFICATE



          THE RIGHTS REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 6, 2000 (THE "INVESTMENT AGREEMENT"), BETWEEN THE ISSUER (THE "COMPANY") OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.


                               DIME BANCORP, INC.

                               RIGHTS CERTIFICATE

No. [___]

                 CERTIFICATE FOR [__________________] RIGHTS TO
                    RECEIVE SHARES OF SERIES B JUNIOR VOTING
                      PREFERRED STOCK OF DIME BANCORP, INC.

         This instrument (this "Rights Certificate") certifies that [____________________________________] is the registered holder of the number of
Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Investment Agreement and this Rights Certificate, to one share of Series B junior voting preferred stock, par value $0.01 per share (the "Series B Preferred Shares"), of Dime Bancorp, Inc., a Delaware corporation (the "Company"), upon exercise and surrender of this Rights Certificate.

         Section 1. Automatic Exercise and Conversion. The Rights will be deemed exercised and will convert into (i) Series B Preferred Shares and (ii) the right to receive from the Company any Covered Distributions (as defined below) immediately upon receipt (a) by the Holder and the Company of approval, non-objection or early termination pursuant to applications filed after the date hereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or (b) receipt by the Company of an opinion of counsel, such counsel and the form and substance of the opinion to be reasonably satisfactory to the Company, to the effect that no such approval, non-objection or termination is required for the Holder to exercise the Rights in compliance with the HSR Act (or that upon a proposed transfer no such approval, non-objection or termination is required for the transferee to so exercise, in which case the Rights will be deemed exercised and will convert immediately following consummation of such transfer (any such transfer being subject to the provisions of this Rights Certificate)). In lieu of the preceding, the Rights will be deemed exercised and will convert into (i) shares of Series C junior nonvoting preferred stock, par value $0.01 per share, of the Company ("Series C Preferred Shares"), on a 1 Series C Preferred Share to 1 Right basis, and (ii) the right to receive from the Company any Covered Distributions, immediately upon receipt by the Company of (a) evidence reasonably satisfactory to it (which may include an opinion of counsel) that such conversion and exercise does not violate the Home Owners' Loan Act or any rule or regulation of the Office of Thrift Supervision and (b) an irrevocable election by the Holder. Promptly after receipt of notice from the Company of such event, the Holder will surrender this Rights Certificate or Certificates at the principal office of the Company and will be entitled to receive a certificate or certificates for the number of Series B Preferred Shares or Series C Preferred Shares (as the case may be) issuable upon such surrender and any Covered Distributions. Any Rights Certificate surrendered for exchange, substitution, or exercise will be canceled by the Company and retired. The term "Covered Distribution" means, with respect to any Rights deemed exercised and converted in accordance with this Section 1, any and all dividends and distributions to which the Series B Preferred Shares or Series C Preferred Shares (as the case may be) into which the Rights are converted would be entitled if such shares had been issued and outstanding from the date such converted Rights were issued through the date of conversion. Notwithstanding the foregoing, if before the Rights are exercised, there is a merger, consolidation, reclassification or other transaction in which the Series B Preferred Shares are exchanged for or changed into other stock or securities, cash and/or any other property, each Right will thereafter represent the right to receive (on exercise in accordance with this Rights Certificate) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of a Series B Preferred Share would be entitled to receive as a result of such transaction, and any Covered Distributions that a holder of a Series B Preferred Share would be entitled to receive prior to the exercise of the Rights.

                  Section 2. Limitations. This Rights Certificate is subject to all of the terms, provisions and conditions of the Investment Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights and obligations hereunder of the Company and the holder of this Rights Certificate. Copies of the Investment

Agreement are on file at the principal office of the Company and are available without cost upon written request.


         Section 3. Voting. No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor will anything contained in the Investment Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Investment Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate will have been exercised or exchanged as provided in the Investment Agreement.

         Section 4. Transfer. This Rights Certificate and the Rights evidenced hereby are not transferable other than as provided in the Investment Agreement (and subject to compliance with the legend on this Rights Certificate).

         Section 5. Reservation of Preferred Stock. The Company will reserve and keep available free from preemptive rights, out of its authorized but unissued Series B Preferred Shares, the full number of Series B Preferred Shares deliverable upon the exercise of all outstanding Rights evidenced by this Rights Certificate.

         Section 6. Mutilated or Missing Certificate. If this Rights Certificate is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Rights Certificate, or in substitution for the Rights Certificate lost, stolen or destroyed, a new Rights Certificate of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed Rights Certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction.

         Section 7. Notices. Any notice to be given by the holder to the Company, will be in writing and will be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, or by overnight courier, to the Company, at 589 Fifth Avenue, New York, New York 10017; facsimile no.: (212) 326-6110; confirmation no. (212) 326-6104; Attention:
Corporate Secretary. The Company may change the address or facsimile numbers to which notices to it are to be transmitted, delivered or mailed hereunder by notice to the holder. Any notice pursuant to this Rights Certificate by the Company to the holder will be in writing and will be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, or by overnight courier, to the holder, at [__________________]; facsimile no.: [__________________]; confirmation no. [__________________]; Attention:
[____]. Notices delivered personally will be effective at the time delivered by hand, notices sent by mail will be effective two days after mailing, notices sent by facsimile transmission will be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery will be effective on the next business day after timely delivery to the courier.

         Section 8. Supplements and Amendments. This Rights Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the holder.

         Section 9. Applicable Law. This Rights Certificate and the Rights evidenced hereby will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

         Section 10. Benefits of this Certificate. Nothing in this Rights Certificate, express or implied, will be construed to give to any person or entity other than the Company and the holder any legal or equitable right, remedy or claim under this Rights Certificate; and this Rights Certificate will be for the sole and exclusive benefit of the Company and the holder.

         IN WITNESS WHEREOF, the Company has caused this Rights Certificate to be duly executed this 6th day of July, 2000.


                               DIME BANCORP, INC.


                                     By:
                                     Name:
                                     Title:


Accepted:

[HOLDER]



By:______________________________
     Name:
     Title:

                                                                       EXHIBIT 5
                                              FORM OF COMMON WARRANT CERTIFICATE

         THE WARRANTS REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 6, 2000 (THE "INVESTMENT AGREEMENT"), BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN (THE "FIRST INVESTOR"), A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

                    EXERCISABLE AT ANY TIME UNTIL 5:00 P.M.,
                 NEW YORK CITY TIME, ON [_____________]* UNLESS
                           EXTENDED AS PROVIDED BELOW.


                               DIME BANCORP, INC.

                                     WARRANT
No.  ____

                      CERTIFICATE FOR_________ WARRANTS TO
                         PURCHASE SHARES OF COMMON STOCK
                              OF DIME BANCORP, INC.

         This Instrument (this "Certificate") certifies that, for value received, [______________________________], or its registered assigns (the
"Holder"), is the owner of ______________________ (__________) Warrants (as defined below), each of which entitles the Holder to purchase at any time until





----------
* SEVEN YEARS AFTER THE ISSUE OF THE SERIES B WARRANTS OR SERIES C WARRANTS FOR WHICH THESE COMMON WARRANTS ARE EXCHANGED.

5:00 p.m., New York City time, on [_____________],* at the exercise price per share specified herein (the "Exercise Price"), one share of common stock, par value $0.01 per share (the "Common Stock"), of Dime Bancorp, Inc., a Delaware corporation (the "Company"). The number and type of shares purchasable upon exercise of each Warrant and the Exercise Price will be subject to adjustment from time to time as herein provided. In this Certificate, the right to purchase each share of Common Stock is referred to as a "Warrant"; the shares of Common Stock or, pursuant to the terms hereof, other securities, issuable upon exercise of the Warrants are referred to as the "Warrant Shares". At the option of the First Investor, in lieu of shares of Common Stock issuable on exercise of the Warrants, there shall be substituted shares of Series C junior nonvoting preferred stock of the Company or Series D junior nonvoting preferred stock ("Preferred Stock") having an aggregate "Reference Package" (as defined in the certificate of incorporation of the Company with respect to the Preferred Stock) equal to such number of shares of Common Stock.

         Each Warrant possesses the following terms, conditions and provisions, to which the Holder agrees by acceptance hereof:

     SECTION 1. Registration; Transferability; Exchange of Certificate.

         1.1 Registration. The Company will number and register each Warrant in a register (the "Warrants Register") maintained at the office of the Company (the "Office") as they are issued by the Company. The Company will be entitled to treat the registered Holder of any Warrant, as set forth in the Warrants Register, as its owner for all purposes and will not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. The Warrants are transferable only on the Warrants Register maintained at the Office upon delivery of the certificate or certificates evidencing such Warrants, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, will be deposited and remain with the Company.

         1.2 Exchange of Certificates. Subject to the provisions herein, each Certificate may be exchanged for another Certificate(s) entitling the Holder to purchase a like aggregate number of Warrant Shares as this Certificate then entitles such Holder to purchase. If the Holder desires to exchange this Certificate, it must deliver such request in writing to the Company and surrender, properly endorsed if required by the Company, this Certificate. Thereupon, the Company will sign and deliver to the entitled person the requested new Certificate.

     SECTION 2. Term of Warrants; Exercise of Warrants.

         2.1 Term of Warrants. Subject to the terms of this Certificate, the Holder has the right, exercisable until 5:00 p.m., New York City time, on [_____________]* (the "Expiration Date") to purchase from the Company (and the Company will issue and sell to the Holder of the Warrants represented hereby) such number of Warrant Shares that the Holder may at the time be entitled to purchase, or any lesser number of Warrant Shares requested by the Holder. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date will become void.

         2.2 Exercise of Warrants. (a) The Warrants may be exercised in whole or in part at any time upon surrender to the Company, at its Office, of this Certificate, together with the Election Form attached hereto duly completed and signed. Such surrender may be by facsimile transmission; provided, however, that the Company will not be obligated to issue any Warrant Shares in respect of this Certificate and such Election Form until it has received the original versions of this Certificate and such Election Form. The earlier of the receipt of such facsimile transmission or the receipt of such original certificate and form is referred to herein as the "Exercise Date". Promptly following the Exercise Date, the Holder will deliver, if it has not already done so, (1) original versions of this Certificate and the Election Form and (2) either (A) a bank or certified check or wire transfer of immediately available United States funds payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price") or (B) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Market Price (as defined in Section 6.1(b) below) of the Warrant Shares is equal to the Aggregate Exercise Price (and such withheld shares will no longer be issuable under this Warrant) (a "Cashless Exercise"). "Business Day" means any day other than a Saturday, Sunday, or a day in which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         (b) Upon the surrender of this Certificate, with the Election Form duly executed, and payment of the Exercise Price as aforesaid (except in

--------
* SEVEN YEARS AFTER THE ISSUE OF THE SERIES B WARRANTS OR SERIES C WARRANTS FOR WHICH THESE COMMON WARRANTS ARE EXCHANGED.

the case of a Cashless Exercise), the Company will promptly cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate(s) for the number of Warrant Shares so purchased, together, at the option of the Company as provided in Section 7 hereof, with cash in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Payment of the aggregate Exercise Price will be made by wire transfer of immediately available funds (except in the case of a Cashless Exercise). Any such Warrant Shares so purchased will be deemed issued as of the Exercise Date.





         (c) If the Holder of this Certificate exercises fewer than all the Warrants at any time prior to the Expiration Date, a new Certificate evidencing the remaining unexercised Warrants will be issued to the Holder.

         2.3 Compliance with Government Regulations. The Company covenants that if any Warrant Shares required to be reserved for purposes of the exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such Warrant Shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event will Warrant Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect (the "Suspension Period"); and provided, further, that, if a Suspension Period is in effect, the term of the Warrants will be extended for the equivalent number of days of such Suspension Period (the "Extension Period") with such Extension Period beginning on the later of (a) the Expiration Date or (b) the date of the end of any previously established Suspension Period. The Company will give prompt notice of any such suspension and will promptly return this Certificate and payment of the Exercise Price thereof to the Holder if such Holder tendered this Certificate and Exercise Price precipitating or during such Suspension Period and will promptly give notice of the lifting of any such suspension and the commencement of any such Extension Period.

         2.4 OTS Approval. Anything herein to the contrary notwithstanding, the First Investor hereby acknowledges and agrees that its exercise of Warrants is subject to the condition that it will have first received any and all necessary approvals, authorizations and consents of the Office of Thrift Supervision or any other relevant Governmental Entity (as defined in the Investment Agreement) necessary to permit such exercise.

         2.5 Exercise Price. The Exercise Price per share at which each

Warrant Share will be purchased upon exercise of each Warrant is $[_____]*, subject to adjustment as set forth herein, but will not be less than $0.01.

     SECTION 3. Payment of Taxes. The Company will pay documentary, stamp or similar issue or transfer taxes, if any, that may be payable in respect of the issuance or delivery of any Warrant or of the Warrant Shares issuable upon the exercise of such Warrants; provided, however, that the Company is not required to pay any tax in respect of any registration or transfer involved in the issuance or delivery of any Warrant or the issuance or delivery of certificates for Warrant Shares in a name other than the Holder.

     SECTION 4. Mutilated or Missing Certificates. If this Certificate is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Certificate, or in substitution for the Certificate lost, stolen or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction.

     SECTION 5. Reservation and Availability of Warrant Shares; Purchase and Cancellation of Warrants.

         5.1 Reservation of Warrant Shares. (a) The Company will reserve and keep available free from preemptive rights, out of its authorized but unissued shares of Common Stock, the full number of Warrant Shares deliverable upon the exercise of all outstanding Warrants evidenced by this Certificate. The Company or, if appointed, a transfer agent (a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as are required for such purpose. The Company will keep a copy of this Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to Section 6 hereof.

         (b) The Company agrees that all Warrant Shares issuable upon exercise of Warrants will, upon issuance, be duly authorized and validly issued, and fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free from preemptive rights and free from all taxes with respect to the issuance thereof, and all liens, charges, and

--------
* WILL BE DETERMINED IN ACCORDANCE WITH THE SERIES B WARRANTS OR SERIES C WARRANTS FOR WHICH THESE COMMON WARRANTS ARE EXCHANGED.

security interests.


         5.2 Warrant Shares Record Date. Each person in whose name any stock certificate for Warrant Shares is issued will for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such stock certificate will be dated as of, the Exercise Date relating to such Warrant Shares (unless exercise is then suspended in accordance with Section 2.3).

         5.3 Purchase of Warrants by the Company. The Company has the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire in negotiated transactions Warrants evidenced hereby at such times, in such manner and for such consideration as it may deem appropriate.

         5.4 Cancellation of Warrants. Any Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part will be canceled by the Company and retired.

     SECTION 6. Adjustment of Exercise Price. The Exercise Price and the number of Warrant Shares issuable on Exercise of each Warrant are subject to adjustment from time to time as described in this Section 6. All calculations under this
Section 6 will be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

         6.1 Anti-dilution Adjustments. Subject to Section 6.4, the following adjustments will be made, to the extent (but only to the extent) that an appropriate adjustment has not been made to the Reference Package:

         (a) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock (provided, however, that no sale of securities pursuant to a bona fide underwritten public offering will be deemed to be for less than Market Price), as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by
(y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6.1(a), the following provisions shall be applicable:



     (1) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

     (2) In the case of the issuance of Common Stock (otherwise than upon the conversion of any shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

     (3) In the case of the issuance of (A) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (B) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

          (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6.1(a)(1) and (2)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

          (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 6.1(a)(1) and (2)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

         (iii) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the company upon such exercise, conversion or exchange, but excluding changes resulting from the antidilution provisions thereof (to the extent comparable to the antidilution provisions contained herein), the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

          (iv) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of

               Warrant Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

          (v) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (i) and (ii) of this Section 6.1(a)(3).

     (4) Notwithstanding anything to the contrary in this Section 6.1(a), no adjustment will be required in respect of issuances of Common Stock (or options to purchase Common Stock) pursuant to stock options granted prior to the date hereof. Additionally, notwithstanding anything to the contrary in this Section 6.1(a), adjustments will be made for stock options and restricted stock granted to employees after the date hereof pursuant to the terms of Section 6.1(b) rather than
          Section 6.1(a).

     (b) Employee Stock Options and Restricted Stock Grants. If the Company issues or sells any Common Stock or its equivalent to employees at a price of less than $17.50 per share, or grants any options to employees where the minimum exercise price of such options is less than $17.50 per share of Common Stock, then the number of Warrant Shares and the Exercise Price will be adjusted in accordance with the provisions of Section 6.1(a) but treating the Market Price as $17.50.

         Notwithstanding anything to the contrary set forth in this Section 6.1(b), no adjustment will be required in respect of issuance of employee stock options or the sale of restricted stock to employees after adjustments have been made pursuant to this Section 6.1(b) for the issuance of 5 million shares and options at prices of less than $17.50 per share.

     (c) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (x) the product of (A) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (B) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (y) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and
(y) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

     (d) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.1(e)), any Warrant Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification will be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Warrant Shares issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant.

     (e) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionateley adjusted so that the Holder after such date shall be entitled to purchase the number of Warrant Shares which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

         (f) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock
(1) of shares of any class other than its Common Stock or (2) of evidence of indebtedness of the Company or any Subsidiary or (3) of assets, or (4) of rights or warrants (in each case excluding (A) Ordinary Cash Dividends, (B) any dividends or distribution referred to in Section 6.1(e) and (C) any LTWs as defined in the Investment Agreement), in each such case the Exercise Price in effect on the record date will be reduced by an amount equal, in the case of a distribution in cash, to the amount thereof payable per share of the Common Stock, or in the case of any other distribution, to the fair value thereof per share of the Common Stock as determined by the Board of Directors. Such reductions shall take effect on the record date for such distribution. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date and distribution had not been fixed.

     (g) Adjustments for Special Payments. In the event that the Company makes any Special Payments, for so long as this Warrant is held by the First Investor the Exercise Price in effect immediately prior to such Special Payments will be reduced by an amount equal to the quotient of (x) the amount of such Special Payments multiplied by 24.9%, divided by (y) the aggregate number of shares of Common Stock underlying (or comprising the reference package of any capital stock underlying) all warrants to purchase capital stock of the Company theretofore issued to Holder under the Investment Agreement (including the Warrants). In such event, the number of Warrant Shares issuable upon exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

     (h) No adjustment in the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is required if the amount of the adjustment is less than $0.01 or one-hundredth (1/100th) of a share, as the case may be; provided, however, that any adjustments which by reason of this Section 6.1(h) are not required to be made will be carried forward and given effect in any subsequent adjustment.

     (i) For the purposes of this Section 6.1, the term "shares of Common Stock" means (1) the class of stock designated as the Common Stock of the Company at the date hereof or (2) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value.

     (j) Notwithstanding the foregoing, in any case which this Section 6.1 provides that an adjustment becomes effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the additional securities issuable upon such conversion before giving effect to such adjustment and (2) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 7.

     (k) If the Company takes any action affecting the Common Stock, other than action described in this Section 6.1, which in the opinion of the Board of Directors of the Company would materially adversely affect the conversion rights of the Holder of the Warrants, the Exercise Price for the Warrants and/or the number of Warrant Shares received upon exercise of the Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

     (l) Notwithstanding any of the foregoing, no adjustment will be made to the Exercise Price or to the number of shares purchasable upon exercise of the Warrants with respect to any issuance or offering by the Company, by dividend on Common Stock or otherwise, of any LTWs (as defined in the Investment Agreement), provided, however, that for so long as this Warrant is held by the First Investor, if the average total trading price of all such issued instruments on a national securities exchange for the 20 trading days beginning ten days after issuance of the LTWs, or, if the LTWs are not traded on a national securities exchange, the total fair market value of all LTWs issued as determined by the Board of Directors (subject to appraisal by a mutually agreeable firm if the Holder disputes such valuation), is greater than $100 million, then the Exercise Price will be reduced by an amount equal to (1) the difference between the average total trading price and $100 million multiplied by (2) 0.2214, or if the Second Closing under the Investment Agreement does not occur for any reason, 0.1980, and then divided by (3) the Total Number where the "Total Number" has the meaning provided for in the Investment Agreement adjusted such that if, at any time after the date of the Investment Agreement, the Company
(A) declares or pays a dividend on any Common Stock payable in Common Stock,
(B) subdivides any Common Stock or (C) combines any Common Stock into a smaller number of shares, then, in each case, the Total Number after such event shall be the number of shares of Common Stock that a holder of the Total Number immediately prior to such event would hold thereafter as a result of such event.

         6.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Warrant Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board of Directors of the Company; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to Section 6.1.

         6.3 Notice of Adjustment. Whenever the Exercise Price or number of Warrant Shares is adjusted, the Chief Financial Officer of the Company will compute the adjustments in accordance with the foregoing provisions and will prepare a certificate setting forth the adjustments and showing in reasonable detail the facts upon which such adjustments are based. A copy of such certificate will be filed promptly with the Transfer Agent. Promptly after delivery of such certificate, the Company will prepare a notice setting forth the adjustments and the date on which such adjustments become effective and will mail such notice of such adjustments to the Holder at the last address of the Holder as shown on the Warrants Register.

         6.4 Miscellaneous. Except as provided in Section 6.1, no adjustment in respect of any dividends or other payments or distributions made to Holders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. To the extent (but only to the extent) that the Holder's rights hereunder have been protected by the Holder's exercise (at Holder's election and reasonable allocation) of its preemptive rights under the Investment Agreement, no adjustments will be made to the Exercise Price or the number of Warrant Shares. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of (a) any Securities (as defined in the Investment Agreement) or (b) any rights under the Rights Agreement (as defined in the Investment Agreement) or any successor agreement unless such rights become exercisable (in which case they will be deemed for purposes of this Agreement to have been issued at the time they become exercisable).

         6.5 Statement on Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Exercise Price, the Certificates may continue to express the same price and number and kind of shares as are stated in this Certificate.

         6.6 Definitions. For purposes of Section 6.1, the following terms shall have the following meanings:

          "Business Combination" means (1) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any person or (2) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

          "Excluded Stock" means shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of capital stock in each case which is subject to Section 6.1(e), or upon conversion of shares of capital stock (but not the issuance of such capital stock which will be subject to the provisions of Section 6.1(a)(3)).

          "Market Price" means, with respect to a particular security, on any given day, the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (1) the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (2) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (3) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

          "Ordinary Cash Dividends" means regular quarterly cash dividends generally consistent with past practices, including periodic increases.

          "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate (as defined in the Investment Agreement) thereof pursuant to any tender offer or exchange offer subject to
          Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made directly or indirectly in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or any tender offer commenced in connection with the transactions in which this Warrant is issued. The "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

          "Special Payments" are (x) any payment or series of payments pursuant to a final, nonappealable judgment or a final settlement or agreement exceeding in the aggregate $15 million to Hudson

          United Bancorp (including any successor, "Hudson") pursuant to the Termination, Option Cancellation and Settlement Agreement, dated as of April 28, 2000, between Hudson and the Company (as amended or modified, the "Hudson Agreement"), except to the extent that such payment or payments result or arise from (1) a misrepresentation by the First Investor in Section 2.3(f) or a breach by the First Investor of Section 4.1(a) of the Investment Agreement or (2) any actual or potential "Acquisition Transaction", "Subsequent Transaction" or "Subsidiary Transaction" (as such terms are defined in the Hudson Agreement) approved, recommended or authorized by the Board of Directors of the Company after the date of the Investment Agreement.

     SECTION 7. Fractional Interests. The Company may, but will not be required to, issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by a Holder, the exercise thereof will be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in its sole discretion, issue such fraction of a Warrant Share or pay to the Holder of the Warrant an amount in cash equal to the Current Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a Warrant Share (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time).

     SECTION 8. No Rights as Stockholders; Notices to Holder. Nothing contained in this Certificate will be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends (except as provided in Section 6 hereof) or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. However, at any time prior to the expiration of the Warrants and prior to their exercise, the Company will give reasonable prior notice to the Holder of any date on which an adjustment pursuant to Section 6 is scheduled to occur.

     SECTION 9. Identity of Transfer Agent. Upon the appointment of any Transfer Agent for the Preferred Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company promptly will notify the Holder of the name and address of such Transfer Agent.

     SECTION 10. Notices. Any notice, except as provided in Section 8 of this Certificate, or demand authorized by this Certificate to be given by the

Holder to the Company, will be in writing and will be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, or by overnight courier, to the Company, at 589 Fifth Avenue, New York, New York 10017; facsimile no.: (212) 326-6110; confirmation no. (212) 326-6104 Attention:
Corporate Secretary. The Company may change the address or facsimile numbers to which notices to it are to be transmitted, delivered or mailed hereunder by notice to the Holder.

         Any notice pursuant to this Certificate by the Company to the Holder will be in writing and will be delivered by first class mail, postage prepaid, or by facsimile transmission, by overnight courier, or otherwise delivered by hand, to the Holder at its address on the books of the Warrants Register or at the facsimile number specified in writing by the Holder to the Company.

         Notices delivered personally will be effective at the time delivered by hand, notices sent by mail will be effective two days after mailing, notices sent by facsimile transmission will be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery will be effective on the next business day after timely delivery to the courier.

     SECTION 11. Supplements and Amendments. This Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the Holder.

     SECTION 12. Successors. All the covenants and provisions of this Certificate by or for the benefit of the Company will bind and inure to the benefit of its respective successors and assigns.

     SECTION 13. Merger or Consolidation of the Company. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Company.

     SECTION 14. APPLICABLE LAW. THIS CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     SECTION 15. Benefits of this Certificate. Nothing in this Certificate, express or implied, will be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Certificate; and this Certificate will be for the sole and exclusive benefit of the Company and the Holder.

     SECTION 16. Captions. The captions of the Sections and paragraphs of this Certificate have been inserted for convenience only and will have no substantive effect.

         IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this [_______] day of [_______________], 2000.


                               DIME BANCORP, INC.


                                     By:
                                     Name:
                                      Title:


Accepted:

[HOLDER]



By:______________________________
     Name:
     Title:

                                  ELECTION FORM

             (To be executed if Holder desires to exercise Warrant)

         The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Certificate, to purchase ___ shares of Common Stock as provided for herein and upon confirmation from the Company that such shares of Common Stock will be issued, agrees that it will tender in payment for such shares of Common Stock payment of the purchase price in full in the form of a wire transfer of immediately available funds to the order of Dime Bancorp, Inc. in the amount of $_____________ (unless it has elected Cashless Exercise below), all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________________ whose address is ____________________________ and that such certificate will be delivered to ____________________________ whose address is ____________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Certificate representing the right to purchase the remaining balance of the shares of Common Stock be registered in the name of ______________________ whose address is _____________________ and that such certificate will be delivered to ________________ whose address is
_________________________________.

Dated:________________

      ________________
     (Insert Employer Identification
      Number of Holder)

                                         Signature _________________________

                                         Note:  Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of this
                                                Certificate in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatsoever, unless this
                                                Certificate has been assigned.

                                         / /    Cashless Exercise

                                   ASSIGNMENT

                            (To be executed only upon
                         assignment of the Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ (Name and Address of Assignee, Must Be Printed or Typewritten) the within Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer said Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: ______________________

                                             ______________________________
                                             Signature of Registered Holder

                                             Note:    The above signature must
                                                      correspond with the name
                                                      as written on the face of
                                                      this Certificate in every
                                                      particular, without
                                                      alteration or enlargement
                                                      or any change
                                                      whatsoever.

                                                                       EXHIBIT 6
                                            FORM OF SERIES B WARRANT CERTIFICATE


         THE WARRANTS REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 6, 2000 (THE "INVESTMENT AGREEMENT"), BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN (THE "FIRST INVESTOR"), A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

                    EXERCISABLE AT ANY TIME UNTIL 5:00 P.M.,
                  NEW YORK CITY TIME, ON [____________]* UNLESS
                           EXTENDED AS PROVIDED BELOW.


                               DIME BANCORP, INC.

                                     WARRANT
No.  ____

                      CERTIFICATE FOR_________ WARRANTS TO
                               PURCHASE SHARES OF
                     SERIES B JUNIOR VOTING PREFERRED STOCK
                              OF DIME BANCORP, INC.

         This Instrument (this "Certificate") certifies that, for value received, [____________________________], or its registered assigns (the "Holder"), is the owner of ______________________ (__________) Warrants (as defined below), each of which entitles the Holder to purchase at any time until 5:00 p.m., New


--------
*    SEVEN YEARS AFTER ISSUE.

York City time, on [_____________],* at the exercise price per share set forth herein (the "Exercise Price"), one share of Series B junior voting preferred stock, par value $0.01 per share (the "Preferred Stock"), of Dime Bancorp, Inc., a Delaware corporation (the "Company"). The number and type of shares purchasable upon exercise of each Warrant and the Exercise Price will be subject to adjustment from time to time as herein provided. In this Certificate, the right to purchase each share of Preferred Stock is referred to as a "Warrant"; the shares of Preferred Stock or, pursuant to the terms hereof, other securities, issuable upon exercise of the Warrants are referred to as the "Warrant Shares". Anything to the contrary notwithstanding, Warrants will not entitle the Holder to purchase or otherwise acquire any interest in any shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, and the term "Warrant Shares" does not include Common Stock. Certain rights of holders of shares of Preferred Stock are determined by means of a "Reference Package" as defined in the certificate of incorporation of the Company with respect to the Preferred Stock.

         Each Warrant possesses the following terms, conditions and provisions, to which the Holder agrees by acceptance hereof:

     SECTION 1. Registration; Transferability; Exchange of Certificate.

         1.1 Registration. The Company will number and register each Warrant in a register (the "Warrants Register") maintained at the office of the Company (the "Office") as they are issued by the Company. The Company will be entitled to treat the registered Holder of any Warrant, as set forth in the Warrants Register, as its owner for all purposes and will not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. The Warrants are transferable only on the Warrants Register maintained at the Office upon delivery of the certificate or certificates evidencing such Warrants, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, will be deposited and remain with the Company.

         1.2 Exchange of Certificates. Subject to the provisions herein, each Certificate may be exchanged for another Certificate(s) entitling the Holder to purchase a like aggregate number of Warrant Shares as this Certificate then entitles such Holder to purchase. If the Holder desires to exchange this Certificate, it must deliver such request in writing to the Company and surrender, properly endorsed if required by the Company, this Certificate. Thereupon, the Company will sign and deliver to the entitled person the requested new Certificate.

         1.3 Exchange for Common Stock Warrants. At such time as the Preferred Stock converts into Common Stock in accordance with the terms of the certificate of incorporation of the Company with respect to the Preferred Stock, each Warrant will be converted into, and exchanged for, a number of warrants to purchase Common Stock (each, a "Common Warrant") equal to (a) the number of shares of Preferred Stock then purchasable on exercise of each Warrant multiplied by (b) the number of shares of Common Stock into which each share of Preferred Stock has been converted. The Common Warrants will be issued in the form of Exhibit 5 to the Investment Agreement, registered in the name of the Holder, and will have (a) an expiration date that is the same as the Expiration Date then in effect for the Warrants and (b) an exercise price per share of Common Stock that is equal to (1) the Exercise Price then in effect for the Warrants, divided by (2) the number of shares of Common Stock into which each share of Preferred Stock has been converted. Promptly after receiving notice from the Company of the conversion of the Preferred Stock, the Holder will surrender this Certificate to the Company and will be entitled to receive a certificate for the Common Warrants issuable on such conversion. Until surrendered, this Certificate will be deemed to represent the Common Warrants issuable on such conversion. Notwithstanding the foregoing, if a Warrant Share shall include any securities or property other than one share of Preferred Stock at the time of such conversion, an appropriate adjustment will be made to the Common Warrants (consistent with the terms thereof).

     SECTION 2. Term of Warrants; Exercise of Warrants.

         2.1 Term of Warrants. Subject to the terms of this Certificate, the Holder has the right, exercisable until 5:00 p.m., New York City time, on [_____________]* (the "Expiration Date") to purchase from the Company (and the Company will issue and sell to the Holder of the Warrants represented hereby) such number of Warrant Shares that the Holder may at the time be entitled to purchase, or any lesser number of Warrant Shares requested by the Holder. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date will become void.

         2.2 Exercise of Warrants. (a) The Warrants may be exercised in whole or in part at any time upon surrender to the Company, at its Office, of this Certificate, together with the Election Form attached hereto duly completed and signed. Such surrender may be by facsimile transmission;


--------
*    SEVEN YEARS AFTER ISSUE.

provided, however, that the Company will not be obligated to issue any Warrant Shares in respect of this Certificate and such Election Form until it has received the original versions of this Certificate and such Election Form. The earlier of the receipt of such facsimile transmission or the receipt of such original certificate and form is referred to herein as the "Exercise Date". Promptly following the Exercise Date, the Holder will deliver, if it has not already done so, (1) original versions of this Certificate and the Election Form and (2) a bank or certified check or wire transfer of immediately available United States funds payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"). "Business Day" means any day other than a Saturday, Sunday, or a day in which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         (b) Upon the surrender of this Certificate, with the Election Form duly executed, and payment of the Exercise Price as aforesaid, the Company will promptly cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate(s) for the number of Warrant Shares so purchased, together, at the option of the Company as provided in Section 7 hereof, with cash in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Payment of the aggregate Exercise Price will be made by wire transfer of immediately available funds. Any such Warrant Shares so purchased will be deemed issued as of the Exercise Date.

         (c) If the Holder of this Certificate exercises fewer than all the Warrants at any time prior to the Expiration Date, a new Certificate evidencing the remaining unexercised Warrants will be issued to the Holder.

         2.3 Compliance with Government Regulations. The Company covenants that if any Warrant Shares required to be reserved for purposes of the exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such Warrant Shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event will such Warrant Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect (the "Suspension Period"); and provided, further, that, if a Suspension Period is in effect, the term of the Warrants will be extended for the equivalent number of days of such Suspension Period (the "Extension

Period") with such Extension Period beginning on the later of (a) the Expiration Date or (b) the date of the end of any previously established Suspension Period. The Company will give prompt notice of any such suspension and will promptly return this Certificate and payment of the Exercise Price thereof to the Holder if such Holder tendered this Certificate and Exercise Price precipitating or during such Suspension Period and will promptly give notice of the lifting of any such suspension and the commencement of any such Extension Period.

         2.4 OTS Approval. Anything herein to the contrary notwithstanding, the First Investor hereby acknowledges and agrees that its exercise of Warrants is subject to the condition that it will have first received any and all necessary approvals, authorizations and consents of the Office of Thrift Supervision or any other relevant Governmental Entity (as defined in the Investment Agreement) necessary to permit such exercise.

         2.5 Exercise Price. The Exercise Price per share at which each Warrant Share will be purchased upon exercise of each Warrant is the product of (a) $21.50 and (b) the number of shares of Common Stock initially comprising the Reference Package. The Exercise Price is subject to adjustment as set forth herein, but will not be less than $0.01.

     SECTION 3. Payment of Taxes. The Company will pay documentary, stamp or similar issue or transfer taxes, if any, that may be payable in respect of the issuance or delivery of any Warrant or of the Warrant Shares issuable upon the exercise of such Warrants; provided, however, that the Company is not required to pay any tax in respect of any registration or transfer involved in the issuance or delivery of any Warrant or the issuance or delivery of certificates for Warrant Shares in a name other than the Holder.

     SECTION 4. Mutilated or Missing Certificates. If this Certificate is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Certificate, or in substitution for the Certificate lost, stolen or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction.

     SECTION 5. Reservation and Availability of Warrant Shares; Purchase and Cancellation of Warrants.

         5.1 Reservation of Warrant Shares. (a) The Company will reserve and keep available free from preemptive rights, out of its authorized but unissued shares of Preferred Stock, the full number of Warrant Shares deliverable upon the exercise of all outstanding Warrants evidenced by this Certificate. The Company or, if appointed, a transfer agent (a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Preferred Stock as are required for such purpose. The Company will keep a copy of this Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to Section 6 hereof.

         (b) The Company agrees that all Warrant Shares issuable upon exercise of Warrants will, upon issuance, be duly authorized and validly issued, and fully paid and nonassessable shares of Preferred Stock, with no personal liability attaching to the ownership thereof, free from preemptive rights and free from all taxes with respect to the issuance thereof, and all liens, charges, and security interests.


         5.2 Warrant Shares Record Date. Each person in whose name any stock certificate for Warrant Shares is issued will for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such stock certificate will be dated as of, the Exercise Date relating to such Warrant Shares (unless exercise is then suspended in accordance with Section 2.3).

         5.3 Purchase of Warrants by the Company. The Company has the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire in negotiated transactions Warrants evidenced hereby at such times, in such manner and for such consideration as it may deem appropriate.

         5.4 Cancellation of Warrants. Any Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part will be cancelled by the Company and retired.

     SECTION 6. Adjustment of Exercise Price. The Exercise Price and the number of Warrant Shares issuable on Exercise of each Warrant are subject to adjustment from time to time as described in this Section 6. All calculations under this
Section 6 will be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

         6.1 Anti-dilution Adjustments. Subject to Section 6.4, the following adjustments will be made, to the extent (but only to the extent) that an appropriate adjustment has not been made to the Reference Package:

         (a) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock (provided, however, that no sale of securities pursuant to a bona fide underwritten public offering will be deemed to be for less than Market Price), as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6.1(a), the following provisions shall be applicable:

     (1) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

     (2) In the case of the issuance of Common Stock (otherwise than upon the conversion of any shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

     (3) In the case of the issuance of (A) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (B) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

          (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6.1(a)(1) and (2)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

          (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 6.1(a)(1) and (2)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

          (iii) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the company upon such exercise, conversion or exchange, but excluding changes resulting from the antidilution provisions thereof (to the extent comparable to the antidilution provisions contained herein), the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

          (iv) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

          (v) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (i) and (ii) of this Section 6.1(a)(3).

     (4) Notwithstanding anything to the contrary in this Section 6.1(a), no adjustment will be required in respect of issuances of Common Stock (or options to purchase Common Stock) pursuant to stock options granted prior to the date hereof. Additionally, notwithstanding anything to the contrary in this Section 6.1(a), adjustments will be made for stock options and restricted stock granted to employees after the date hereof pursuant to the terms of Section 6.1(b) rather than
          Section 6.1(a).

         (b) Employee Stock Options and Restricted Stock Grants. If the Company issues or sells any Common Stock or its equivalent to employees at a price of less than $17.50 per share, or grants any options to employees where the minimum exercise price of such options is less than $17.50 per share of Common Stock, then the number of Warrant Shares and the Exercise Price will be adjusted in accordance with the provisions of Section 6.1(a) but treating the Market Price as $17.50.

         Notwithstanding anything to the contrary set forth in this Section 6.1(b), no adjustment will be required in respect of issuance of employee stock options or the sale of restricted stock to employees after adjustments have been made pursuant to this Section 6.1(b) for the issuance of 5 million shares and options at prices of less than $17.50 per share.


         (c) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (x) the product of (A) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (B) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (y) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of
(x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (y) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of
(A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

         (d) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.1(e)), any Warrant Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification will be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Warrant Shares issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant immediately prior to such Business

Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant.

         (e) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of Warrant Shares which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

         (f) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock
(1) of shares of any class other than its Common Stock or (2) of evidence of indebtedness of the Company or any Subsidiary or (3) of assets, or (4) of rights or warrants (in each case excluding (A) Ordinary Cash Dividends, (B) any dividends or distribution referred to in Section 6.1(e) and (C) any LTWs as defined in the Investment Agreement), in each such case the Exercise Price in effect on the record date will be reduced by an amount equal, in the case of a distribution in cash, to the amount thereof payable per share of the Common Stock, or in the case of any other distribution, to the fair value thereof per share of the Common Stock as determined by the Board of Directors (in each case multiplied by the number of shares of Common Stock then comprising the Reference Package). Such reductions shall take effect on the record date for such distribution. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing
(x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date and distribution had not been fixed.

         (g) Adjustments for Special Payments. In the event that the Company makes any Special Payments, for so long as this Warrant is held by the First Investor the Exercise Price in effect immediately prior to such Special Payments will be reduced by an amount equal to the product of the number of shares of Common Stock then comprising the Reference Package and the quotient of (x) the amount of such Special Payments multiplied by 24.9%, divided by (y) the aggregate number of shares of Common Stock underlying (or comprising the reference package of any capital stock underlying) all warrants to purchase capital stock of the Company theretofore issued to Holder under the Investment Agreement (including the Warrants). In such event, the number of Warrant Shares issuable upon exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

         (h) No adjustment in the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is required if the amount of the adjustment is less than $0.01 or one-hundredth (1/100th) of a share, as the case may be; provided, however, that any adjustments which by reason of this Section 6.1(h) are not required to be made will be carried forward and given effect in any subsequent adjustment.

         (i) For the purposes of this Section 6.1, the term "shares of Common Stock" means (1) the class of stock designated as the Common Stock of the Company at the date hereof or (2) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value.

         (j) Notwithstanding the foregoing, in any case which this Section 6.1 provides that an adjustment becomes effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the additional securities issuable upon such conversion before giving effect to such adjustment and (2) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 7.

         (k) If the Company takes any action affecting the Common Stock, other than action described in this Section 6.1, which in the opinion of the Board of Directors of the Company would materially adversely affect the conversion rights of the Holder of the Warrants, the Exercise Price for the Warrants and/or the number of Warrant Shares received upon exercise of the Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

         (l) Notwithstanding any of the foregoing, no adjustment will be made to the Exercise Price or to the number of shares purchasable upon exercise of the Warrants with respect to any issuance or offering by the Company, by dividend on Common Stock or otherwise, of any LTWs (as defined in the Investment Agreement), provided, however, that for so long as this Warrant is held by the First Investor, if the average total trading price of all such issued instruments on a national securities exchange for the 20 trading days beginning ten days after issuance of the LTWs, or, if the LTWs are not traded on a national securities exchange, the total fair market value of all LTWs issued as determined by the Board of Directors (subject to appraisal by a mutually agreeable firm if the Holder disputes such valuation), is greater than $100 million, then the Exercise Price will be reduced by an amount (to be multiplied by the number of shares of Common Stock then comprising the Reference Package) equal to (1) the difference between the average total trading price and $100 million multiplied by (2) 0.2214, or if the Second Closing under the Investment Agreement does not occur for any reason, 0.1980, and then divided by (3) the Total Number where the "Total Number" has the meaning provided for in the Investment Agreement adjusted such that if, at any time after the date of the Investment Agreement, the Company (A) declares or pays a dividend on any Common Stock payable in Common Stock, (B) subdivides any Common Stock or (C) combines any Common Stock into a smaller number of shares, then, in each case, the Total Number after such event shall be the number of shares of Common Stock that a holder of the Total Number immediately prior to such event would hold thereafter as a result of such event.


         6.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Warrant Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board of Directors of the Company; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15- day period, after which time the Company may, at its option, reinstate the

Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to Section 6.1.

         6.3 Notice of Adjustment. Whenever the Exercise Price or number of Warrant Shares is adjusted, the Chief Financial Officer of the Company will compute the adjustments in accordance with the foregoing provisions and will prepare a certificate setting forth the adjustments and showing in reasonable detail the facts upon which such adjustments are based. A copy of such certificate will be filed promptly with the Transfer Agent. Promptly after delivery of such certificate, the Company will prepare a notice setting forth the adjustments and the date on which such adjustments become effective and will mail such notice of such adjustments to the Holder at the last address of the Holder as shown on the Warrants Register.

         6.4 Miscellaneous. Except as provided in Section 6.1, no adjustment in respect of any dividends or other payments or distributions made to Holders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. No adjustment will be made to the Warrant (including the Warrant Share number or the Exercise Price) with respect to any event that results in an adjustment to the Reference Package. To the extent (but only to the extent) that the Holder's rights hereunder have been protected by the Holder's exercise (at Holder's election and reasonable allocation) of its preemptive rights under the Investment Agreement, no adjustments will be made to the Exercise Price or the number of Warrant Shares. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of (a) any Securities (as defined in the Investment Agreement) or (b) any rights under the Rights Agreement (as defined in the Investment Agreement) or any successor agreement unless such rights become exercisable (in which case they will be deemed for purposes of this Agreement to have been issued at the time they become exercisable).

         6.5 Statement on Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Exercise Price, the Certificates may continue to express the same price and number and kind of shares as are stated in this Certificate.

         6.6 Definitions. For purposes of Section 6.1, the following terms shall have the following meanings:

          "Business Combination" means (1) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any person or (2) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

          "Excluded Stock" means shares of Common Stock issued by the

          Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of capital stock in each case which is subject to Section 6.1(e), or upon conversion of shares of capital stock (but not the issuance of such capital stock which will be subject to the provisions of Section 6.1(a)(3)).

          "Market Price" means, with respect to a particular security, on any given day, the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (1) the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (2) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (3) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

          "Ordinary Cash Dividends" means regular quarterly cash dividends generally consistent with past practices, including periodic increases.

          "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate (as defined in the Investment Agreement) thereof pursuant to any tender offer or exchange offer subject to
          Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made directly or indirectly in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or any tender offer commenced in connection with the transactions in which this Warrant is issued. The "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

          "Special Payments" are any payment or series of payments pursuant to a final, nonappealable judgment or a final settlement or agreement exceeding in the aggregate $15 million to Hudson United Bancorp (including any successor, "Hudson") pursuant to the Termination, Option Cancellation and Settlement Agreement, dated as of April 28, 2000, between Hudson and the Company (as amended or modified, the "Hudson Agreement"), except to the extent that such payment or payments result or arise from (1) a misrepresentation by the First Investor in Section 2.3(f) or a breach by the First Investor of
          Section 4.1(a) of the Investment Agreement or (2) any actual or potential "Acquisition Transaction", "Subsequent Transaction" or "Subsidiary Transaction" (as such terms are defined in the Hudson Agreement) approved, recommended or authorized by the Board of Directors of the Company after the date of the Investment Agreement.

     SECTION 7. Fractional Interests. The Company may, but will not be required to, issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by a Holder, the exercise thereof will be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in its sole discretion, issue such fraction of a Warrant Share or pay to the Holder of the Warrant an amount in cash equal to the product of (a) the Current Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise and (b) the Reference Purchase as of such date, multiplied by such fraction of a Warrant Share (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time).

     SECTION 8. No Rights as Stockholders; Notices to Holder. Nothing contained in this Certificate will be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends (except as provided in Section 6 hereof) or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. However, at any time prior to the expiration of the Warrants and prior to their exercise, the Company will give reasonable prior notice to the Holder of any date on which an adjustment pursuant to Section 6 is scheduled to occur.

     SECTION 9. Identity of Transfer Agent. Upon the appointment of any Transfer Agent for the Preferred Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company promptly will notify the Holder of the name and address of such Transfer Agent.

     SECTION 10. Notices. Any notice, except as provided in Section 8 of this Certificate, or demand authorized by this Certificate to be given by the Holder to the Company, will be in writing and will be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, or by overnight courier, to the Company, at 589 Fifth Avenue, New York, New York 10017; facsimile no.: (212) 326-6110; confirmation no. (212) 326-6104;
Attention: Corporate Secretary. The Company may change the address or facsimile numbers to which notices to it are to be transmitted, delivered or mailed hereunder by notice to the Holder.


         Any notice pursuant to this Certificate by the Company to the Holder will be in writing and will be delivered by first class mail, postage prepaid, or by facsimile transmission, by overnight courier, or otherwise delivered by hand, to the Holder at its address on the books of the Warrants Register or at the facsimile number specified in writing by the Holder to the Company.

         Notices delivered personally will be effective at the time delivered by hand, notices sent by mail will be effective two days after mailing, notices sent by facsimile transmission will be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery will be effective on the next business day after timely delivery to the courier.

     SECTION 11. Supplements and Amendments. This Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the Holder.

     SECTION 12. Successors. All the covenants and provisions of this Certificate by or for the benefit of the Company will bind and inure to the benefit of its respective successors and assigns.

     SECTION 13. Merger or Consolidation of the Company. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Company.

     SECTION 14. APPLICABLE LAW. THIS CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     SECTION 15. Benefits of this Certificate. Nothing in this Certificate, express or implied, will be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Certificate; and this Certificate will be for the sole and exclusive benefit of the Company and the Holder.

     SECTION 16. Captions. The captions of the Sections and paragraphs of this Certificate have been inserted for convenience only and will have no substantive effect.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed this [_______] day of [_______________], 2000.


                                            DIME BANCORP, INC.


                                            By:
                                            Name:
                                            Title:


Accepted:

[HOLDER]



By:______________________________
   Name:
   Title:

                                  ELECTION FORM

             (To be executed if Holder desires to exercise Warrant)

         The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Certificate, to purchase ___ shares of Series B junior voting preferred stock ("Preferred Stock") as provided for herein and upon confirmation from the Company that such shares of Preferred Stock will be issued, agrees that it will tender in payment for such shares of Preferred Stock payment of the purchase price in full in the form of a wire transfer of immediately available funds to the order of Dime Bancorp, Inc. in the amount of $_____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Preferred Stock be registered in the name of ______________________ whose address is __________________________
and that such certificate will be delivered to ____________________________ whose address is ____________________________. If said number of shares of Preferred Stock is less than all of the shares of Preferred Stock purchasable hereunder, the undersigned requests that a new Certificate representing the right to purchase the remaining balance of the shares of Preferred Stock be registered in the name of ______________________ whose address is ____________ _____________________ and that such certificate will be delivered to
________________ whose address is _________________________________.



Dated:________________

      ________________
      (Insert Employer Identification
       Number of Holder)

                                          Signature _________________________

                                          Note: Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of this
                                                Certificate in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatsoever, unless this
                                                Certificate has been assigned.

                                   ASSIGNMENT

                            (To be executed only upon
                         assignment of the Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ (Name and Address of Assignee, Must Be Printed or Typewritten) the within Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer said Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: ______________________

                                                ______________________________
                                                Signature of Registered Holder

                                                Note:  The above signature must
                                                       correspond with the name
                                                       as written on the face of
                                                       this Certificate in every
                                                       particular, without
                                                       alteration or enlargement
                                                       or any change
                                                       whatsoever.

                                                                       EXHIBIT 7
                                            FORM OF SERIES C WARRANT CERTIFICATE




         THE WARRANTS REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 6, 2000 (THE "INVESTMENT AGREEMENT"), BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN (THE "FIRST INVESTOR"), A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

                    EXERCISABLE AT ANY TIME UNTIL 5:00 P.M.,
                  NEW YORK CITY TIME, ON [___________],* UNLESS
                           EXTENDED AS PROVIDED BELOW.


                               DIME BANCORP, INC.

                                     WARRANT
No.  [___]

                     CERTIFICATE FOR [_________] WARRANTS TO
                               PURCHASE SHARES OF
                    SERIES C JUNIOR NONVOTING PREFERRED STOCK
                              OF DIME BANCORP, INC.

         This Instrument (this "Certificate") certifies that, for value received, [____________________________________], or its registered assigns (the
"Holder"), is the owner of [_________] Warrants (as defined below), each of which entitles the Holder to purchase at any time until 5:00 p.m., New York City time, on [____________],* at the exercise price per share set forth herein (the "Exercise


--------

*    SEVEN YEARS AFTER ISSUE.

Price"), one share of Series C junior nonvoting preferred stock, par value $0.01 per share (the "Preferred Stock"), of Dime Bancorp, Inc., a Delaware corporation (the "Company"). The number and type of shares purchasable upon exercise of each Warrant and the Exercise Price will be subject to adjustment from time to time as herein provided. In this Certificate, the right to purchase each share of Preferred Stock is referred to as a "Warrant"; the shares of Preferred Stock or, pursuant to the terms hereof, other securities, issuable upon exercise of the Warrants are referred to as the "Warrant Shares". Anything to the contrary notwithstanding, Warrants will not entitle the Holder to purchase or otherwise acquire any interest in any shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company, and the term "Warrant Shares" does not include Common Stock. Certain rights of holders of shares of Preferred Stock are determined by means of a "Reference Package" as defined in the certificate of incorporation of the Company with respect to the Preferred Stock.




         Each Warrant possesses the following terms, conditions and provisions, to which the Holder agrees by acceptance hereof:

     SECTION 1. Registration; Transferability; Exchange of Certificate.

         1.1 Registration. The Company will number and register each Warrant in a register (the "Warrants Register") maintained at the office of the Company (the "Office") as they are issued by the Company. The Company will be entitled to treat the registered Holder of any Warrant, as set forth in the Warrants Register, as its owner for all purposes and will not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. The Warrants are transferable only on the Warrants Register maintained at the Office upon delivery of the certificate or certificates evidencing such Warrants, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, will be deposited and remain with the Company.

         1.2 Exchange of Certificates. Subject to the provisions herein, each Certificate may be exchanged for another Certificate(s) entitling the Holder to purchase a like aggregate number of Warrant Shares as this Certificate then entitles such Holder to purchase. If the Holder desires to exchange this Certificate, it must deliver such request in writing to the Company and surrender, properly endorsed if required by the Company, this Certificate. Thereupon, the Company will sign and deliver to the entitled person the requested new Certificate.

         1.3 Exchange for Series B or Common Warrants. If the Holder surrenders this Certificate to the Company and together therewith delivers to the Company either (a) a certificate stating that the Holder has received the advice of counsel to the effect that it is permissible under the federal banking laws and regulations applicable to the Company that the Warrants convert as contemplated by this Section 1.3 or (b) a certificate stating that the Holder is transferring Warrants in a Widely Dispersed Offering (as defined in the certificate of incorporation relating to the Preferred Stock) and subsequently transfers the shares in a Widely Dispersed Offering, each Warrant will be converted into, and exchanged for, either (a) warrants ("Series B Warrants") to purchase shares of Series B junior voting preferred stock, par value $0.01 per share, of the Company (the "Series B Stock") or (b) warrants to purchase Common Stock (a "Common Warrant"), as follows:

          (1) If at the time of such exchange the Series B Stock has not converted into Common Stock in accordance with the terms of the certificate of incorporation of the Company relating to the Series B Stock, each Warrant will be exchanged for one Series B Warrant, which will be issued in the form of Exhibit 6 to the Investment Agreement, registered in the name of the Holder, and will have terms identical to the terms of the Warrant then in effect (other than that Series B Stock will be substituted for the Preferred Stock and as otherwise expressly contemplated by the form);

          (2) Otherwise, each Warrant will be exchanged for a number of Common Warrants to purchase Common Stock equal to (a) the number of shares of Preferred Stock then purchasable on exercise of each Warrant multiplied by
     (b) the number of shares of Common Stock then constituting the Reference Package. The Common Warrants will be issued in the form of Exhibit 5 to the Investment Agreement, registered in the name of the Holder, and will have
     (a) an expiration date that is the same as the Expiration Date then in effect for the Warrants and (b) an exercise price per share of Common Stock that is equal to (1) the Exercise Price then in effect for the Warrants divided by (2) the number of shares of Common Stock then constituting the Reference Package. Notwithstanding the foregoing, if a Warrant Share shall include any securities or property other than one share of Preferred Stock at the time of such conversion, an appropriate adjustment will be made to the Common Warrants (consistent with the terms thereof).

On such surrender and delivery, the Holder will be entitled to receive a certificate for the Series B Warrants or the Common Warrants issuable on such conversion (as the case may be). It is understood that, if the Holder desires to convert less than all of the Warrants, the Holder is entitled to exchange this Certificate for two or more other Certificates pursuant to Section 1.2 and surrender only the Certificate(s) representing the Warrants to be converted.

     SECTION 2. Term of Warrants; Exercise of Warrants.

         2.1 Term of Warrants. Subject to the terms of this Certificate, the Holder has the right, exercisable until 5:00 p.m., New York City time, on [____________]* (the "Expiration Date") to purchase from the Company (and the Company will issue and sell to the Holder of the Warrants represented hereby) such number of Warrant Shares that the Holder may at the time be entitled to purchase, or any lesser number of Warrant Shares requested by the Holder. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date will become void.


         2.2 Exercise of Warrants. (a) The Warrants may be exercised in whole or in part at any time upon surrender to the Company, at its Office, of this Certificate, together with the Election Form attached hereto duly completed and signed. Such surrender may be by facsimile transmission; provided, however, that the Company will not be obligated to issue any Warrant Shares in respect of this Certificate and such Election Form until it has received the original versions of this Certificate and such Election Form. The earlier of the receipt of such facsimile transmission or the receipt of such original certificate and form is referred to herein as the "Exercise Date". Promptly following the Exercise Date, the Holder will deliver, if it has not already done so, (1) original versions of this Certificate and the Election Form and (2) a bank or certified check or wire transfer of immediately available United States funds payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"). "Business Day" means any day other than a Saturday, Sunday, or a day in which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         (b) Upon the surrender of this Certificate, with the Election Form duly executed, and payment of the Exercise Price as aforesaid, the Company will promptly cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate(s) for the number of Warrant Shares so purchased, together, at the option of the Company as provided in Section 7 hereof, with cash in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Payment of the aggregate Exercise Price will be made by wire transfer of immediately available funds. Any such Warrant Shares so purchased will be deemed issued as of the Exercise Date.

--------
*    SEVEN YEARS AFTER ISSUE.

         (c) If the Holder of this Certificate exercises fewer than all the Warrants at any time prior to the Expiration Date, a new Certificate evidencing the remaining unexercised Warrants will be issued to the Holder.

         2.3 Compliance with Government Regulations. The Company covenants that if any Warrant Shares required to be reserved for purposes of the exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such Warrant Shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event will Warrant Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect (the "Suspension Period"); and provided, further, that, if a Suspension Period is in effect, the term of the Warrants will be extended for the equivalent number of days of such Suspension Period (the "Extension Period") with such Extension Period beginning on the later of (a) the Expiration Date or (b) the date of the end of any previously established Suspension Period. The Company will give prompt notice of any such suspension and will promptly return this Certificate and payment of the Exercise Price thereof to the Holder if such Holder tendered this Certificate and Exercise Price precipitating or during such Suspension Period and will promptly give notice of the lifting of any such suspension and the commencement of any such Extension Period.

         2.4 OTS Approval. Anything herein to the contrary notwithstanding, the First Investor hereby acknowledges and agrees that its exercise of Warrants is subject to the condition that it will have first received any and all necessary approvals, authorizations and consents of the Office of Thrift Supervision or any other relevant Governmental Entity (as defined in the Investment Agreement necessary to permit such exercise.

         2.5 Exercise Price. The Exercise Price per share at which each Warrant Share will be purchased upon exercise of each Warrant is the product of (a) $21.50 and (b) the number of shares of Common Stock initially comprising the Reference Package. The Exercise Price is subject to adjustment as set forth herein, but will not be less than $0.01.

     SECTION 3. Payment of Taxes. The Company will pay documentary, stamp or similar issue or transfer taxes, if any, that may be payable in respect of the issuance or delivery of any Warrant or of the Warrant Shares issuable upon the exercise of such Warrants; provided, however, that the Company is not required to pay any tax in respect of any registration or transfer involved in the issuance or delivery of any Warrant or the issuance or delivery of certificates for Warrant Shares in a name other than the Holder.

     SECTION 4. Mutilated or Missing Certificates. If this Certificate is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Certificate, or in substitution for the Certificate lost, stolen or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction.

     SECTION 5. Reservation and Availability of Warrant Shares; Purchase and Cancellation of Warrants.

         5.1 Reservation of Warrant Shares. (a) The Company will reserve and keep available free from preemptive rights, out of its authorized but unissued shares of Preferred Stock, the full number of Warrant Shares deliverable upon the exercise of all outstanding Warrants evidenced by this Certificate. The Company or, if appointed, a transfer agent (a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Preferred Stock as are required for such purpose. The Company will keep a copy of this Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to Section 6 hereof.

         (b) The Company agrees that all Warrant Shares issuable upon exercise of Warrants will, upon issuance, be duly authorized and validly issued, and fully paid and nonassessable shares of Preferred Stock, with no personal liability attaching to the ownership thereof, free from preemptive rights and free from all taxes with respect to the issuance thereof, and all liens, charges, and security interests.

         5.2 Warrant Shares Record Date. Each person in whose name any stock certificate for Warrant Shares is issued will for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such stock certificate will be dated as of, the Exercise Date relating to such Warrant Shares (unless exercise is then suspended in accordance with Section 2.3).

         5.3 Purchase of Warrants by the Company. The Company has the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire in negotiated transactions Warrants evidenced hereby at such times, in such manner and for such consideration as it may deem appropriate.

         5.4 Cancellation of Warrants. Any Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part will be cancelled by the Company and retired.

     SECTION 6. Adjustment of Exercise Price. The Exercise Price and the number of Warrant Shares issuable on Exercise of each Warrant are subject to adjustment from time to time as described in this Section 6. All calculations under this
Section 6 will be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

         6.1 Anti-dilution Adjustments. Subject to Section 6.4, the following adjustments will be made, to the extent (but only to the extent) that an appropriate adjustment has not been made to the Reference Package:

         (a) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock (provided, however, that no sale of securities pursuant to a bona fide underwritten public offering will be deemed to be for less than Market Price), as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6.1(a), the following provisions shall be applicable:

     (1) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

     (2) In the case of the issuance of Common Stock (otherwise than upon the conversion of any shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.


     (3) In the case of the issuance of (A) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (B) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

          (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6.1(a)(1) and (2)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

          (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 6.1(a)(1) and (2)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

         (iii) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the company upon such exercise, conversion or exchange, but excluding changes resulting from the antidilution provisions thereof (to the extent comparable to the antidilution provisions contained herein), the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

          (iv) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

          (v) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (i) and (ii) of this Section 6.1(a)(3).

     (4) Notwithstanding anything to the contrary in this Section 6.1(a), no adjustment will be required in respect of issuances of Common Stock (or options to purchase Common Stock) pursuant to stock options granted prior to the date hereof. Additionally, notwithstanding anything to the contrary in this Section 6.1(a), adjustments will be made for stock options and restricted stock granted to employees after the date hereof pursuant to the terms of Section 6.1(b) rather than
          Section 6.1(a).

         (b) Employee Stock Options and Restricted Stock Grants. If the Company issues or sells any Common Stock or its equivalent to employees at a price of less than $17.50 per share, or grants any options to employees where the minimum exercise price of such options is less than $17.50 per share of Common Stock, then the number of Warrant Shares and the Exercise Price will be adjusted in accordance with the provisions of Section 6.1(a) but treating the Market Price as $17.50.

         Notwithstanding anything to the contrary set forth in this Section 6.1(b), no adjustment will be required in respect of issuance of employee stock options or the sale of restricted stock to employees after adjustments have been made pursuant to this Section 6.1(b) for the issuance of 5 million shares and options at prices of less than $17.50 per share.

         (c) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (x) the product of (A) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (B) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (y) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of
(x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (y) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing
(x) the product of (A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by
(y) the new Exercise Price determined in accordance with the immediately preceding sentence.

         (d) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.1(e)), any Warrant Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification will be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Warrant Shares issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant.

         (e) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of Warrant Shares which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

         (f) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock
(1) of shares of any class other than its Common Stock or (2) of evidence of indebtedness of the Company or any Subsidiary or (3) of assets, or (4) of rights or warrants (in each case excluding (A) Ordinary Cash Dividends, (B) any dividends or distribution referred to in Section 6.1(e) and (C) any LTWs as defined in the Investment Agreement), in each such case the Exercise Price in effect on the record date will be reduced by an amount equal, in the case of a distribution in cash, to the amount thereof payable per share of the Common Stock, or in the case of any other distribution, to the fair value thereof per share of the Common Stock as determined by the Board of Directors (in each case multiplied by the number of shares of Common Stock then comprising the Reference Package). Such reductions shall take effect on the record date for such distribution. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing
(x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date and distribution had not been fixed.

         (g) Adjustments for Special Payments. In the event that the Company makes any Special Payments, for so long as this Warrant is held by the First Investor the Exercise Price in effect immediately prior to such Special Payments will be reduced by an amount equal to the product of the number of shares of Common Stock then comprising the Reference Package and the quotient of (x) the amount of such Special Payments multiplied by 24.9%, divided by (y) the aggregate number of shares of Common Stock underlying (or comprising the reference package of any capital stock underlying) all warrants to purchase capital stock of the Company theretofore issued to Holder under the Investment Agreement (including the Warrants). In such event, the number of Warrant Shares issuable upon exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

         (h) No adjustment in the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is required if the amount of the adjustment is less than $0.01 or one-hundredth (1/100th) of a share, as the case may be; provided, however, that any adjustments which by reason of this Section 6.1(h) are not required to be made will be carried forward and given effect in any subsequent adjustment.

         (i) For the purposes of this Section 6.1, the term "shares of Common Stock" means (1) the class of stock designated as the Common Stock of the Company at the date hereof or (2) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value.

         (j) Notwithstanding the foregoing, in any case which this Section 6.1 provides that an adjustment becomes effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the additional securities issuable upon such conversion before giving effect to such adjustment and (2) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 7.

         (k) If the Company takes any action affecting the Common Stock, other than action described in this Section 6.1, which in the opinion of the Board of Directors of the Company would materially adversely affect the conversion rights of the Holder of the Warrants, the Exercise Price for the Warrants and/or the number of Warrant Shares received upon exercise of the Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

         (l) Notwithstanding any of the foregoing, no adjustment will be made to the Exercise Price or to the number of shares purchasable upon exercise of the Warrants with respect to any issuance or offering by the Company, by dividend on Common Stock or otherwise, of any LTWs (as defined in the Investment Agreement); provided, however, that for so long as this Warrant is held by the First Investor, the average total trading price of all such issued instruments on a national securities exchange for the 20 trading days beginning ten days after issuance of the LTWs, or, if the LTWs are not traded on a national securities exchange, the total fair market value of all LTWs issued as determined by the Board of Directors (subject to appraisal by a mutually-agreeable firm if the Holder disputes such valuation), is greater than $100 million, then the Exercise Price will be reduced by an amount (to be multiplied by the number of shares of Common Stock then comprising the Reference Package) equal to (1) the difference between the average total trading price and $100 million multiplied by (2) 0.2214, or if the Second Closing under the Investment Agreement does not occur for any reason, 0.1980, and then divided by (3) the Total Number where the "Total Number" has the meaning provided for in the Investment Agreement adjusted such that if, at any time after the date of the Investment Agreement, the Company (A) declares or pays a dividend on any Common Stock payable in Common Stock, (B) subdivides any Common Stock or (C) combines any Common Stock into a smaller number of shares, then, in each case, the Total Number after such event shall be the number of shares of Common Stock that a holder of the Total Number immediately prior to such event would hold thereafter as a result of such event.

         6.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Warrant Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board of Directors of the Company; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15- day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to Section 6.1.

         6.3 Notice of Adjustment. Whenever the Exercise Price or number of Warrant Shares is adjusted, the Chief Financial Officer of the Company will compute the adjustments in accordance with the foregoing provisions and will prepare a certificate setting forth the adjustments and showing in reasonable detail the facts upon which such adjustments are based. A copy of such certificate will be filed promptly with the Transfer Agent. Promptly after delivery of such certificate, the Company will prepare a notice setting forth the adjustments and the date on which such adjustments become effective and will mail such notice of such adjustments to the Holder at the last address of the Holder as shown on the Warrants Register.

         6.4 Miscellaneous. Except as provided in Section 6.1, no adjustment in respect of any dividends or other payments or distributions made to Holders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. No adjustment will be made to the Warrant (including the Warrant Share number or the Exercise Price) with respect to any event that results in an adjustment to the Reference Package. To the extent (but only to the extent) that (at Holder's election and reasonable allocation) the Holder's rights hereunder have been protected by the Holder's exercise of its preemptive rights under the Investment Agreement, no adjustments will be made to the Exercise Price or the number of Warrant Shares. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of (a) any Securities (as defined in the Investment Agreement) or (b) any rights under the Rights Agreement (as defined in the Investment Agreement) or any successor agreement unless such rights become exercisable (in which case they will be deemed for purposes of this Agreement to have been issued at the time they become exercisable).

         6.5 Statement on Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Exercise Price, the Certificates may continue to express the same price and number and kind of shares as are stated in this Certificate.

         6.6 Definitions. For purposes of Section 6.1, the following terms shall have the following meanings:

          "Business Combination" means (1) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any person or (2) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

          "Excluded Stock" means shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of capital stock in each case which is subject to Section 6.1(e), or upon conversion of shares of capital stock (but not the issuance of such capital stock which will be subject to the provisions of Section 6.1(a)(3)).

          "Market Price" means, with respect to a particular security, on any given day, the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (1) the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (2) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (3) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the

          Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

          "Ordinary Cash Dividends" means regular quarterly cash dividends generally consistent with past practices, including periodic increases.

          "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate (as defined in the Investment Agreement) thereof pursuant to any tender offer or exchange offer subject to
          Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made directly or indirectly in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or any tender offer commenced in connection with the transactions in which this Warrant is issued. The "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

          "Special Payments" are any payment or series of payments pursuant to a final, nonappealable judgment or a final settlement or agreement exceeding in the aggregate $15 million to Hudson United Bancorp (including any successor, "Hudson") pursuant to the Termination, Option Cancellation and Settlement Agreement, dated as of April 28, 2000, between Hudson and the Company (as amended or modified, the "Hudson Agreement"), except to the extent that such payment or payments result or arise from (i) a misrepresentation by the First Investor in Section 2.3(f) or a breach by the First Investor of
          Section 4.1(a) of the Investment Agreement, or (2) any actual or potential "Acquisition Transaction", "Subsequent Transaction" or "Subsidiary Transaction" (as such terms are defined in the Hudson

          Agreement) approved, recommended or authorized by the Board of Directors of the Company after the date of the Investment Agreement.

     SECTION 7. Fractional Interests. The Company may, but will not be required to, issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by a Holder, the exercise thereof will be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in its sole discretion, issue such fraction of a Warrant Share or pay to the Holder of the Warrant an amount in cash equal to the product of (a) the Current Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise and (b) the Reference Package as of such date, multiplied by such fraction of a Warrant Share (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time).

     SECTION 8. No Rights as Stockholders; Notices to Holder. Nothing contained in this Certificate will be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends (except as provided in Section 6 hereof) or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. However, at any time prior to the expiration of the Warrants and prior to their exercise, the Company will give reasonable prior notice to the Holder of any date on which an adjustment pursuant to Section 6 is scheduled to occur.

     SECTION 9. Identity of Transfer Agent. Upon the appointment of any Transfer Agent for the Preferred Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company promptly will notify the Holder of the name and address of such Transfer Agent.

     SECTION 10. Notices. Any notice, except as provided in Section 8 of this Certificate, or demand authorized by this Certificate to be given by the Holder to the Company, will be in writing and will be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, or by overnight courier, to the Company, at 589 Fifth Avenue, New York, New York 10017; facsimile no.: (212) 326-6110; confirmation no. (212) 326-6104;
Attention: Corporate Secretary. The Company may change the address or facsimile numbers to which notices to it are to be transmitted, delivered or mailed hereunder by notice to the Holder.

         Any notice pursuant to this Certificate by the Company to the Holder will be in writing and will be delivered by first class mail, postage prepaid, or by facsimile transmission, by overnight courier, or otherwise delivered by hand, to the Holder at its address on the books of the Warrants Register or at the facsimile number specified in writing by the Holder to the Company.

         Notices delivered personally will be effective at the time delivered by hand, notices sent by mail will be effective two days after mailing, notices sent by facsimile transmission will be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery will be effective on the next business day after timely delivery to the courier.

     SECTION 11. Supplements and Amendments. This Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the Holder.

     SECTION 12. Successors. All the covenants and provisions of this Certificate by or for the benefit of the Company will bind and inure to the benefit of its respective successors and assigns.

     SECTION 13. Merger or Consolidation of the Company. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Company.

     SECTION 14. APPLICABLE LAW. THIS CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     SECTION 15. Benefits of this Certificate. Nothing in this Certificate, express or implied, will be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Certificate; and this Certificate will be for the sole and exclusive benefit of the Company and the Holder.

     SECTION 16. Captions. The captions of the Sections and paragraphs of this Certificate have been inserted for convenience only and will have no substantive effect.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed this [_______] day of [_______________], 2000.


                               DIME BANCORP, INC.


                                     By:
                                     Name:
                                      Title:


Accepted:

[HOLDER]



By:____________________________________
     Name:
     Title:

                                  ELECTION FORM

             (To be executed if Holder desires to exercise Warrant)

         The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Certificate, to purchase ___ shares of Series C junior nonvoting preferred stock ("Preferred Stock") as provided for herein and upon confirmation from the Company that such shares of Preferred Stock will be issued, agrees that it will tender in payment for such shares of Preferred Stock payment of the purchase price in full in the form of a wire transfer of immediately available funds to the order of Dime Bancorp, Inc. in the amount of $_____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Preferred Stock be registered in the name of ______________________ whose address is __________________________
and that such certificate will be delivered to ____________________________ whose address is ____________________________. If said number of shares of Preferred Stock is less than all of the shares of Preferred Stock purchasable hereunder, the undersigned requests that a new Certificate representing the right to purchase the remaining balance of the shares of Preferred Stock be registered in the name of ______________________ whose address is _____________________ and that such certificate will be delivered to
________________ whose address is _________________________________.

Dated:________________

      ________________
     (Insert Employer Identification
      Number of Holder)

                                      Signature _________________________

                                      Note:    Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of this
                                               Certificate in every particular,
                                               without alteration or
                                               enlargement or any change
                                               whatsoever, unless this
                                               Certificate has been assigned.

                                   ASSIGNMENT

                            (To be executed only upon
                         assignment of the Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ (Name and Address of Assignee, Must Be Printed or Typewritten) the within Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer said Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: ______________________

                                               _______________________________
                                               Signature of Registered Holder

                                               Note: The above signature must
                                                     correspond with the name
                                                     as written on the face of
                                                     this Certificate in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change
                                                     whatsoever.

                                                                       EXHIBIT 8
                                            FORM OF SERIES D WARRANT CERTIFICATE


         THE WARRANTS REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 6, 2000 (THE "INVESTMENT AGREEMENT"), BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN (THE "FIRST INVESTOR"), A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

                    EXERCISABLE AT ANY TIME UNTIL 5:00 P.M.,
                  NEW YORK CITY TIME, ON [____________]* UNLESS
                           EXTENDED AS PROVIDED BELOW.


                               DIME BANCORP, INC.

                                     WARRANT
No.  [__]

                     CERTIFICATE FOR [_________] WARRANTS TO
                               PURCHASE SHARES OF
                    SERIES D JUNIOR NONVOTING PREFERRED STOCK
                              OF DIME BANCORP, INC.


         This Instrument (this "Certificate") certifies that, for value received, [_____________________________________], or its registered assigns
(the "Holder"), is the owner of [_________] Warrants (as defined below), each of which entitles the Holder to purchase at any time until 5:00 p.m., New York City time, on [____________],* at the exercise price per share set forth herein (the "Exercise Price"), one share of Series D junior nonvoting preferred stock, par value $0.01 per share (the "Preferred Stock"), of Dime Bancorp, Inc., a Delaware

--------
*  SEVEN YEARS AFTER ISSUE.

corporation (the "Company"). The number and type of shares purchasable upon exercise of each Warrant and the Exercise Price will be subject to adjustment from time to time as herein provided. In this Certificate, the right to purchase each share of Preferred Stock is referred to as a "Warrant"; the shares of Preferred Stock or, pursuant to the terms hereof, other securities, issuable upon exercise of the Warrants are referred to as the "Warrant Shares". Anything to the contrary notwithstanding, Warrants will not entitle the Holder to purchase or otherwise acquire any interest in any shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company, and the term "Warrant Shares" does not include Common Stock. Certain rights of holders of shares of Preferred Stock are determined by means of a "Reference Package" as defined in the certificate of incorporation of the Company with respect to the Preferred Stock.

         Each Warrant possesses the following terms, conditions and provisions, to which the Holder agrees by acceptance hereof:

     SECTION 1. Registration; Transferability; Exchange of Certificate.

         1.1 Registration. The Company will number and register each Warrant in a register (the "Warrants Register") maintained at the office of the Company (the "Office") as they are issued by the Company. The Company will be entitled to treat the registered Holder of any Warrant, as set forth in the Warrants Register, as its owner for all purposes and will not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. The Warrants are transferable only on the Warrants Register maintained at the Office upon delivery of the certificate or certificates evidencing such Warrants, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, will be deposited and remain with the Company.

         1.2 Exchange of Certificates. Subject to the provisions herein, each Certificate may be exchanged for another Certificate(s) entitling the Holder to purchase a like aggregate number of Warrant Shares as this Certificate then entitles such Holder to purchase. If the Holder desires to exchange this Certificate, it must deliver such request in writing to the Company and surrender, properly endorsed if required by the Company, this Certificate. Thereupon, the Company will sign and deliver to the entitled person the requested new Certificate.

         1.3 Exchange for Series C Warrants. At such time as the Company has obtained the requisite approval of its stockholders or determines, at its sole discretion, that such approval is not required by the rules of the New

York Stock Exchange, each Warrant will be converted into, and exchanged for, one warrant (a "Series C Warrant") to purchase a share of Series C junior nonvoting preferred stock, par value $0.01 per share, of the Company (the "Series C Stock"), which will be issued in the form of Exhibit 7 to the Investment Agreement, registered in the name of the Holder, and will have terms identical to the terms of the Warrant then in effect (other than that Series C Stock will be substituted for the Preferred Stock and as otherwise expressly contemplated by the form). Promptly after receiving notice from the Company of the conversion of Warrants, the Holder will surrender this Certificate to the Company and will be entitled to receive a certificate for the Series C Warrant issuable on such conversion. Until surrendered, this Certificate will be deemed to represent the Series C Warrants issuable on such conversion.

     SECTION 2. Term of Warrants; Exercise of Warrants.

         2.1 Term of Warrants. Subject to the terms of this Certificate, the Holder has the right, exercisable until 5:00 p.m., New York City time, on [______________],* (the "Expiration Date") to purchase from the Company (and the Company will issue and sell to the Holder of the Warrants represented hereby) such number of Warrant Shares that the Holder may at the time be entitled to purchase, or any lesser number of Warrant Shares requested by the Holder. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date will become void.

         2.2 Exercise of Warrants. (a) The Warrants may be exercised in whole or in part at any time upon surrender to the Company, at its Office, of this Certificate, together with the Election Form attached hereto duly completed and signed. Such surrender may be by facsimile transmission; provided, however, that the Company will not be obligated to issue any Warrant Shares in respect of this Certificate and such Election Form until it has received the original versions of this Certificate and such Election Form. The earlier of the receipt of such facsimile transmission or the receipt of such original certificate and form is referred to herein as the "Exercise Date". Promptly following the Exercise Date, the Holder will deliver, if it has not already done so, (1) original versions of this Certificate and the Election Form and (2) a bank or certified check or wire transfer of immediately available United States funds payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"). "Business Day" means any day other than a Saturday, Sunday, or a day in which banking



--------
*   SEVEN YEARS AFTER ISSUE.

institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         (b) Upon the surrender of this Certificate, with the Election Form duly executed, and payment of the Exercise Price as aforesaid, the Company will promptly cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate(s) for the number of Warrant Shares so purchased, together, at the option of the Company as provided in Section 7 hereof, with cash in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Payment of the aggregate Exercise Price will be made by wire transfer of immediately available funds. Any such Warrant Shares so purchased will be deemed issued as of the Exercise Date.

         (c) If the Holder of this Certificate exercises fewer than all the Warrants at any time prior to the Expiration Date, a new Certificate evidencing the remaining unexercised Warrants will be issued to the Holder.

         2.3 Compliance with Government Regulations. The Company covenants that if any Warrant Shares required to be reserved for purposes of the exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such Warrant Shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event will such Warrant Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect (the "Suspension Period"); and provided, further, that, if a Suspension Period is in effect, the term of the Warrants will be extended for the equivalent number of days of such Suspension Period (the "Extension Period") with such Extension Period beginning on the later of (a) the Expiration Date or (b) the date of the end of any previously established Suspension Period. The Company will give prompt notice of any such suspension and will promptly return this Certificate and payment of the Exercise Price thereof to the Holder if such Holder tendered this Certificate and Exercise Price precipitating or during such Suspension Period and will promptly give notice of the lifting of any such suspension and the commencement of any such Extension Period.

         2.4 OTS Approval. Anything herein to the contrary notwithstanding, the First Investor hereby acknowledges and agrees that its exercise of Warrants is subject to the condition that it will have first received any and all necessary approvals, authorizations and consents of the Office of Thrift Supervision or any other relevant Governmental Entity (as defined in the Investment Agreement necessary to permit such exercise.

         2.5 Exercise Price. The Exercise Price per share at which each Warrant Share will be purchased upon exercise of each Warrant is the product of (a) $21.50 and (b) the number of shares of Common Stock initially comprising the Reference Package. The Exercise Price is subject to adjustment as set forth herein, but will not be less than $0.01.


     SECTION 3. Payment of Taxes. The Company will pay documentary, stamp or similar issue or transfer taxes, if any, that may be payable in respect of the issuance or delivery of any Warrant or of the Warrant Shares issuable upon the exercise of such Warrants; provided, however, that the Company is not required to pay any tax in respect of any registration or transfer involved in the issuance or delivery of any Warrant or the issuance or delivery of certificates for Warrant Shares in a name other than the Holder.

     SECTION 4. Mutilated or Missing Certificates. If this Certificate is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Certificate, or in substitution for the Certificate lost, stolen or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction.

     SECTION 5. Reservation and Availability of Warrant Shares; Purchase and Cancellation of Warrants.

         5.1 Reservation of Warrant Shares. (a) The Company will reserve and keep available free from preemptive rights, out of its authorized but unissued shares of Preferred Stock, the full number of Warrant Shares deliverable upon the exercise of all outstanding Warrants evidenced by this Certificate. The Company or, if appointed, a transfer agent (a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Preferred Stock as are required for such purpose. The Company will keep a copy of this Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to Section 6 hereof.

         (b) The Company agrees that all Warrant Shares issuable upon exercise of Warrants will, upon issuance, be duly authorized and validly issued, and fully paid and nonassessable shares of Preferred Stock, with no personal liability attaching to the ownership thereof, free from preemptive rights and free from all taxes with respect to the issuance thereof, and all liens, charges, and security interests.

         5.2 Warrant Shares Record Date. Each person in whose name any stock certificate for Warrant Shares is issued will for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such stock certificate will be dated as of, the Exercise Date relating to such Warrant Shares (unless exercise is then suspended in accordance with Section 2.3).

         5.3 Purchase of Warrants by the Company. The Company has the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire in negotiated transactions Warrants evidenced hereby at such times, in such manner and for such consideration as it may deem appropriate.

         5.4 Cancellation of Warrants. Any Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part will be cancelled by the Company and retired.

     SECTION 6. Adjustment of Exercise Price. The Exercise Price and the number of Warrant Shares issuable on Exercise of each Warrant are subject to adjustment from time to time as described in this Section 6. All calculations under this
Section 6 will be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

         6.1 Anti-dilution Adjustments. Subject to Section 6.4, the following adjustments will be made, to the extent (but only to the extent) that an appropriate adjustment has not been made to the Reference Package:

     (a) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock (provided, however, that no sale of securities pursuant to a bona fide underwritten public offering will be deemed to be for less than Market Price), as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by
(y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6.1(a), the following provisions shall be applicable:

     (1) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

     (2) In the case of the issuance of Common Stock (otherwise than upon the conversion of any shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

     (3) In the case of the issuance of (A) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (B) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

          (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6.1(a)(1) and (2)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

          (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 6.1(a)(1) and (2)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

         (iii) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the company upon such exercise, conversion or exchange, but excluding changes resulting from the antidilution provisions thereof (to the extent comparable to the antidilution provisions contained herein), the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

          (iv) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of

               Warrant Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Warrant Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

          (v) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (i) and (ii) of this Section 6.1(a)(3).

     (4) Notwithstanding anything to the contrary in this Section 6.1(a), no adjustment will be required in respect of issuances of Common Stock (or options to purchase Common Stock) pursuant to stock options granted prior to the date hereof. Additionally, notwithstanding anything to the contrary in this Section 6.1(a), adjustments will be made for stock options and restricted stock granted to employees after the date hereof pursuant to the terms of Section 6.1(b) rather than
          Section 6.1(a).

     (b) Employee Stock Options and Restricted Stock Grants. If the Company issues or sells any Common Stock or its equivalent to employees at a price of less than $17.50 per share, or grants any options to employees where the minimum exercise price of such options is less than $17.50 per share of Common Stock, then the number of Warrant Shares and the Exercise Price will be adjusted in accordance with the provisions of Section 6.1(a) but treating the Market Price as $17.50.

     Notwithstanding anything to the contrary set forth in this Section 6.1(b), no adjustment will be required in respect of issuance of employee stock options or the sale of restricted stock to employees after adjustments have been made pursuant to this Section 6.1(b) for the issuance of 5 million shares and options at prices of less than $17.50 per share.

     (c) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (x) the product of (A) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (B) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (y) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and
(y) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

     (d) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.1(e)), any Warrant Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification will be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Warrant Shares issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant.

     (e) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionateley adjusted so that the Holder after such date shall be entitled to purchase the number of Warrant Shares which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

     (f) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (1) of shares of any class other than its Common Stock or (2) of evidence of indebtedness of the Company or any Subsidiary or (3) of assets, or (4) of rights or warrants (in each case excluding (A) Ordinary Cash Dividends, (B) any dividends or distribution referred to in Section 6.1(e) and (C) any LTWs as defined in the Investment Agreement), in each such case the Exercise Price in effect on the record date will be reduced by an amount equal, in the case of a distribution in cash, to the amount thereof payable per share of the Common Stock, or in the case of any other distribution, to the fair value thereof per share of the Common Stock as determined by the Board of Directors (in each case multiplied by the number of shares of Common Stock then comprising the Reference Package). Such reductions shall take effect on the record date for such distribution. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing
(x) the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date and distribution had not been fixed.

     (g) Adjustments for Special Payments. In the event that the Company makes any Special Payments, for so long as this Warrant is held by the First Investor the Exercise Price in effect immediately prior to such Special Payments will be reduced by an amount equal to the product of the number of shares of Common Stock then comprising the Reference Package and the quotient of (x) the amount of such Special Payments multiplied by 24.9%, divided by (y) the aggregate number of shares of Common Stock underlying (or comprising the reference package of any capitol stock underlying all warrants to purchase capital stock of the Company theretofore issued to Holder under the Investment Agreement (including the Warrants). In such event, the number of Warrant Shares issuable upon exercise of each Warrant shall be increased to the number obtained by dividing
(x) the product of (A) the number of Warrant Shares issuable upon exercise of each Warrant before such adjustment, and (B) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

     (h) No adjustment in the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is required if the amount of the adjustment is less than $0.01 or one-hundredth (1/100th) of a share, as the case may be; provided, however, that any adjustments which by reason of this Section 6.1(h) are not required to be made will be carried forward and given effect in any subsequent adjustment.

     (i) For the purposes of this Section 6.1, the term "shares of Common Stock" means (1) the class of stock designated as the Common Stock of the Company at the date hereof or (2) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value.

     (j) Notwithstanding the foregoing, in any case which this Section 6.1 provides that an adjustment becomes effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the additional securities issuable upon such conversion before giving effect to such adjustment and (2) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 7.

     (k) If the Company takes any action affecting the Common Stock, other than action described in this Section 6.1, which in the opinion of the Board of Directors of the Company would materially adversely affect the conversion rights of the Holder of the Warrants, the Exercise Price for the Warrants and/or the number of Warrant Shares received upon exercise of the

Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

     (l) Notwithstanding any of the foregoing, no adjustment will be made to the Exercise Price or to the number of shares purchasable upon exercise of the Warrants with respect to any issuance or offering by the Company, by dividend on Common Stock or otherwise, of any LTWs (as defined in the Investment Agreement), provided, however, that for so long as this Warrant is held by the First Investor, if the average total trading price of any such instruments on a national securities exchange for the 20 trading days beginning ten days after issuance of the LTWs, or, if the LTWs are not traded on a national securities exchange, the total fair market value of the LTWs as determined by the Board of Directors (subject to appraisal by a mutually- agreeable firm if the Holder disputes such valuation), is greater than $100 million, then the Exercise Price will be reduced by an amount (to be multiplied by the number of shares of Common Stock then comprising the Reference Package) equal to (1) the difference between the average total trading price and $100 million multiplied by (2) 0.2214, or if the Second Closing under the Investment Agreement does not occur for any reason, 0.1980, and then divided by (3) the Total Number where the "Total Number" has the meaning provided for in the Investment Agreement adjusted such that if, at any time after the date of the Investment Agreement, the Company (A) declares or pays a dividend on any Common Stock payable in Common Stock, (B) subdivides any Common Stock or (C) combines any Common Stock into a smaller number of shares, then, in each case, the Total Number after such event shall be the number of shares of Common Stock that a holder of the Total Number immediately prior to such event would hold thereafter as a result of such event.


         6.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Warrant Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board of Directors of the Company; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15- day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to Section 6.1.

         6.3 Notice of Adjustment. Whenever the Exercise Price or number of Warrant Shares is adjusted, the Chief Financial Officer of the Company will compute the adjustments in accordance with the foregoing provisions and will prepare a certificate setting forth the adjustments and showing in reasonable detail the facts upon which such adjustments are based. A copy of such certificate will be filed promptly with the Transfer Agent. Promptly after delivery of such certificate, the Company will prepare a notice setting forth the adjustments and the date on which such adjustments become effective and will mail such notice of such adjustments to the Holder at the last address of the Holder as shown on the Warrants Register.

         6.4 Miscellaneous. Except as provided in Section 6.1, no adjustment in respect of any dividends or other payments or distributions made to Holders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. No adjustment will be made to the Warrant (including the Warrant Share number or the Exercise Price) with respect to any event that results in an adjustment to the Reference Package. To the extent (but only to the extent) that the Holder's rights hereunder have been protected by the Holder's exercise (at Holder's election and reasonable allocation) of its preemptive rights under the Investment Agreement, no adjustments will be made to the Exercise Price or the number of Warrant Shares. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of (a) any Securities (as defined in the Investment Agreement) or (b) any rights under the Rights Agreement (as defined in the Investment Agreement) or any successor agreement unless such rights become exercisable (in which case they will be deemed for purposes of this Agreement to have been issued at the time they become exercisable).

         6.5 Statement on Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Exercise Price, the Certificates may continue to express the same price and number and kind of shares as are stated in this Certificate.

         6.6 Definitions. For purposes of Section 6.1, the following terms shall have the following meanings:

          "Business Combination" means (1) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any person or (2) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

          "Excluded Stock" means shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of capital stock in each case which is subject to Section 6.1(e), or upon conversion of shares of capital stock (but not the issuance of such capital stock which will be subject to the provisions of Section 6.1(a)(3)).

          "Market Price" means, with respect to a particular security, on any given day, the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (1) the average of the daily closing prices for 10 consecutive trading days commencing on the 5th trading day prior to the day in question reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (2) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (3) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

          "Ordinary Cash Dividends" means regular quarterly cash dividends generally consistent with past practices, including periodic increases.

          "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate (as defined in the Investment Agreement) thereof pursuant to any tender offer or exchange offer subject to
          Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made directly or indirectly in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or any tender offer commenced in connection with the transactions in which this Warrant is issued. The "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

          "Special Payments" are any payment or series of payments pursuant to a final, nonappealable judgment or a final settlement or agreement exceeding in the aggregate $15 million to Hudson United Bancorp (including any successor, "Hudson") pursuant to the Termination, Option Cancellation and Settlement Agreement, dated as of April 28, 2000, between Hudson and the Company (as amended or modified, the "Hudson Agreement", except to the extent that such payment or payments result or arise from (1) a misrepresentation by the First Investor in
          Section 2.3(f) or a breach by the First Investor of Section 4.1(a) of the Investment Agreement or (2) any actual or potential "Acquisition Transaction," "Subsequent Transaction" or "Subsidiary Transaction" (as such terms are defined in the Hudson Agreement) approved, recommended or authorized by the Board of Directors of the Company after the date of the Investment Agreement.

     SECTION 7. Fractional Interests. The Company may, but will not be required to, issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by a Holder, the exercise thereof will be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in its sole discretion, issue such fraction of a Warrant Share or pay to the Holder of the Warrant an amount in cash equal to the product of (a) the Current Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise and (b) the Reference Package as of such date, multiplied by such fraction of a Warrant Share (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time).

     SECTION 8. No Rights as Stockholders; Notices to Holder. Nothing contained in this Certificate will be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends (except as provided in Section 6 hereof) or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. However, at any time prior to the expiration of the Warrants and prior to their exercise, the Company will give reasonable prior notice to the Holder of any date on which an adjustment pursuant to Section 6 is scheduled to occur.

     SECTION 9. Identity of Transfer Agent. Upon the appointment of any Transfer Agent for the Preferred Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company promptly will notify the Holder of the name and address of such Transfer Agent.

     SECTION 10. Notices. Any notice, except as provided in Section 8 of this Certificate, or demand authorized by this Certificate to be given by the Holder to the Company, will be in writing and will be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, or by overnight courier, to the Company, at 589 Fifth Avenue, New York, New York, 10017; facsimile no.: (212) 326-6110; confirmation no. (212) 326-6104;
Attention: Corporate Secretary. The Company may change the address or facsimile numbers to which notices to it are to be transmitted, delivered or mailed hereunder by notice to the Holder.

         Any notice pursuant to this Certificate by the Company to the Holder will be in writing and will be delivered by first class mail, postage prepaid, or by facsimile transmission, by overnight courier, or otherwise delivered by hand, to the Holder at its address on the books of the Warrants Register or at the facsimile number specified in writing by the Holder to the Company.

         Notices delivered personally will be effective at the time delivered by hand, notices sent by mail will be effective two days after mailing, notices sent by facsimile transmission will be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery will be effective on the next business day after timely delivery to the courier.

     SECTION 11. Supplements and Amendments. This Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the Holder.

     SECTION 12. Successors. All the covenants and provisions of this Certificate by or for the benefit of the Company will bind and inure to the benefit of its respective successors and assigns.

     SECTION 13. Merger or Consolidation of the Company. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Company.

     SECTION 14. APPLICABLE LAW. THIS CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     SECTION 15. Benefits of this Certificate. Nothing in this Certificate, express or implied, will be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Certificate, and this Certificate will be for the sole and exclusive benefit of the Company and the Holder.

         SECTION 16. Captions. The captions of the Sections and paragraphs of this Certificate have been inserted for convenience only and will have no substantive effect.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed this [_______] day of [_______________], 2000.


                               DIME BANCORP, INC.


                                    By:
                                    Name:
                                    Title:


Accepted:

[HOLDER]



By:______________________________
     Name:
     Title:

                                  ELECTION FORM

             (To be executed if Holder desires to exercise Warrant)

         The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Certificate, to purchase ___ shares of Series C junior nonvoting preferred stock ("Preferred Stock") as provided for herein and upon confirmation from the Company that such shares of Preferred Stock will be issued, agrees that it will tender in payment for such shares of Preferred Stock payment of the purchase price in full in the form of a wire transfer of immediately available funds to the order of Dime Bancorp, Inc. in the amount of $_____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Preferred Stock be registered in the name of ______________________ whose address is __________________________
and that such certificate will be delivered to ____________________________ whose address is ____________________________. If said number of shares of Preferred Stock is less than all of the shares of Preferred Stock purchasable hereunder, the undersigned requests that a new Certificate representing the right to purchase the remaining balance of the shares of Preferred Stock be registered in the name of ______________________ whose address is _____________________ and that such certificate will be delivered to
________________ whose address is _________________________________.

Dated:________________

________________
(Insert Employer Identification
Number of Holder)

                                          Signature _________________________

                                          Note: Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of this
                                                Certificate in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatsoever, unless this
                                                Certificate has been assigned.

                                   ASSIGNMENT

                            (To be executed only upon
                         assignment of the Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ (Name and Address of Assignee, Must Be Printed or Typewritten) the within Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer said Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: ______________________

                                               _______________________________
                                               Signature of Registered Holder

                                               Note:   The above signature must
                                                       correspond with the name
                                                       as written on the face of
                                                       this Certificate in every
                                                       particular, without
                                                       alteration or enlargement
                                                       or any change
                                                       whatsoever.

                                                                       EXHIBIT 9

                    FORM OF AMENDMENT TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT


              AMENDMENT, dated July 6, 2000 (this "Amendment"), to the Shareholder Protection Rights Agreement, dated October 20, 1995, between Dime Bancorp, Inc. (the "Company"), and The Dime Savings Bank of New York, FSB (the "Rights Agent") (the "Rights Agreement").

                                   WITNESSETH:

              WHEREAS, the Company and the Rights Agent have heretofore entered into the Rights Agreement;

              WHEREAS, the original Rights Agent (The First National Bank of Boston) has, as of June 23, 2000, been replaced by the Company, and the current Rights Agent is The Dime Savings Bank of New York, FSB (also, the "Rights Agent");

              WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement;

              NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

              (1) Amendment of  Section 1.1.

              (a) The definition of "Acquiring Person" appearing in Section 1.1 of the Rights Agreement is amended to read in its entirety as follows:

              "Acquiring Person" shall mean any Person who is a Beneficial Owner of 20% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include (i) any Person who shall become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock,
       (ii) any Person who is the Beneficial Owner of 20% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock

       (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 20% or more of the outstanding shares of Common Stock, (iii) any Person who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option, (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock and (D) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) which are held by such Person in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity, that are beneficially owned by third persons who are not Affiliates or Associates of such Person or acting together with such Person to hold such shares, or which are held by such Person in respect of a debt previously contracted, and (iv) Warburg, Pincus Equity Partners, L.P. ("WPEP") and its Affiliates, provided that such persons beneficially own only the Common Stock (or securities convertible into or exchangeable for Common Stock) (A) purchased pursuant to the Investment Agreement dated July 6, 2000 (the "Investment Agreement"), by and between the Company and WPEP,
       (B) acquired pursuant to the exercise of any warrants or the conversion of any preferred stock purchased pursuant to the Investment Agreement,
       (C) acquired in accordance with Section 4.1(a) or Section 4.4 of the Investment Agreement, or pursuant to any other antidilution adjustment, preemptive right or similar provision contained therein or in the terms of the securities issued thereunder and additional shares of Common Stock not exceeding 2% of the outstanding shares of Common Stock. In addition, the Company, any wholly-owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly-owned subsidiary of the Company shall not be an Acquiring Person.

              (b) The definition of "Expiration Time" is amended to read in its entirety as follows:

              "Expiration Time" shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the close of business on the tenth-year anniversary of the Record Time, (iv) consummation of the merger of the Company into another corporation pursuant to an agreement entered into prior to a Flip-in Date and (v) unless the Separation Time shall have occurred, the tenth Business Day following the 2002 annual meeting of the Company's stockholders.

              (c) The following paragraph shall be inserted, in alphabetical order, in Section 1.1 of the Rights Agreement:

              "Qualifying Offer" means a tender or exchange offer for all the outstanding shares of Common Stock made by a person (the "Offeror") who is not, prior to the purchase of shares pursuant to such offer, an Acquiring Person or Affiliate or Associate thereof having the following characteristics:

                    (1) the consideration offered for each share of Common Stock includes at least 50% cash and the non-cash portion of the consideration is of a kind and quality that, taking into account the relevant characteristics and size of the market for such property, provides sufficient liquidity, after giving effect to the purchase of all the Common Stock pursuant to the offer, so that all the holders of Common Stock would be able to promptly dispose of the non-cash portion of the consideration without suffering any material diminution of value, as determined in the judgment of at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or the Offeror ("Disinterested Directors"); and

                    (2) such offer is accepted by the Beneficial Owners of at
              least 75% of the outstanding shares of Common Stock (other than the Offeror and its Affiliates and Associates).

              The liquidity determination to be made pursuant to this definition by the Disinterested Directors shall be made based upon advice from one or more nationally recognized investment banking firms.

       Anything herein to the contrary notwithstanding, the purchase of shares of Common Stock solely pursuant to a Qualifying Offer will not result in a Flip-in Date or Flip-over Transaction or Event.

              (2) This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute one and the same instrument.

              (3) Except as set forth in this Amendment, the Rights Agreement shall remain in full force and effect without amendment, modification or waiver.

              (4) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                               DIME BANCORP, INC.


                                               By:___________________________
                                                    Name:
                                                    Title:


                                               THE DIME SAVINGS BANK OF
                                                  NEW YORK, FSB


                                               By:___________________________
                                                    Name:
                                                    Title:

                                                                      EXHIBIT 10
                                       PURCHASE OF WARRANTS ON CHANGE IN CONTROL


In the circumstance of a Change in Control as a result of a merger or acquisition of the Company, the entering into definitive documentation for such event or the recommendation by the Board of Directors that stockholders tender their shares into a tender or exchange offer that would result in a Change in Control shall be referred to as a "Trigger Date".

The third-party that has entered into such definitive documentation with the Company or that has commenced such a tender or exchange offer shall be referred to as "Acquiror".

The average of the Acquiror's closing stock prices for the 10 trading day period immediately preceding the later of (x) the receipt of regulatory approval or (y) 30 days prior to the Initiation Date (as defined below) shall be referred to as "Acquiror's Share Price".

The average of the Company's closing stock prices for the same 10 trading day period shall be referred to as "Company's Stock Price".

The computation of the value of each Warrant shall use the Black-Scholes calculation method for valuing options using the following assumptions:

       1)     Volatility of 40%;

       2)     Dividend Yield of 1.9%;

       3)     Interest Rate of 6.25%;

       4) Exercise price will be the Exercise Price as adjusted and then in effect for the Warrant at the time of the Trigger Date;

       5) Term of the Warrant will be the remaining term of the Warrant from the Trigger Date to the stated expiration date of the Warrant; and

       6) The underlying security price for purposes of the Black-Scholes model will be calculated as follows: a) In the event of an "all cash" deal, the cash per share offered to the Company's shareholders by the Acquiror; b) in the event of an "all stock" deal: x) in the event of a fixed exchange ratio transaction, the price per Company's common share arrived at by multiplying the Acquiror's Share Price by the number of Acquiror's shares being offered for 1 share of the Company's stock; and y) in the event of a fixed value transaction, the value offered by the Acquiror for 1 share of Company common stock. In the event of a transaction contemplating various forms of consideration for each share of the Company's common stock, the cash portion, if any, shall be valued as a) above; the stock portion shall be valued as b) above; and any other forms of consideration shall be valued by the Company in good faith, without applying any discounts to such consideration.

Upon a calculation of the value of the Warrant based on the Black-Scholes computations above, such value will not be discounted in any way. If the Investor disputes the valuation of the Warrant, the Company and the Investor will chose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Investor.

In the event the Investor decides to exchange the Warrants for shares of Common Stock of the Company, the Investor will receive that number of shares of Common Stock arrived at by dividing the value of the Warrants, as determined above, by the Company's Stock Price. The Investor can initiate such exchange only after the Company has received both regulatory and shareholder approval (such notice to be provided by the Company to the Investor immediately upon receipt of such approvals) or in the case of a tender or exchange offer referenced above after the minimum tender condition and all other material conditions to such offer have been satisfied (the later of such dates being the "Initiation Date"), and may execute the exchange with the Company within the 10 business day period immediately after the receipt of the latter of regulatory approval or shareholder approval (it being agreed that in the context of such a tender or exchange offer, shareholder approval shall be deemed to have occurred upon the satisfaction of the minimum tender condition along with all other material conditions). The Company covenants it will not close the Change in Control transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Investor at least 5 business days to sell or distribute the Common Stock to be received in an exchange, such 5-day period to be included in the 10-day period above and will cooperate with Investor to ensure to the extent reasonably practicable that there is an effective registration statement available to facilitate such a sale during such 5-day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares into the offer.

In all other Change in Control events, the computation of the option value of each Warrant shall use the Black-Scholes calculation method for valuing options using the following assumptions:

       1)     Volatility of 40%;

       2)     Dividend Yield of 1.9%;

       3)     Interest Rate of 6.25%;

       4) Exercise price will be the Exercise Price as adjusted and then in effect for the Warrant at the time of the Change in Control event;

       5) Term of the Warrant will be the remaining term of the Warrant from the Change in Control event date to the stated expiration date of the Warrant; and

       6) The underlying security price for purposes of the Black-Scholes model will be calculated using the 5 day average of the closing market price of the Company's common stock immediately after the Change in Control event date ("Company Stock Price").

Upon a calculation of the value of the Warrant based on the Black-Scholes computations above, such value will not be discounted in any way. If the Investor disputes the valuation of the Warrant, the Company and the Investor will chose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Investor. In the event the Investor decides to exchange the Warrants for shares of Common Stock of the Company, the Investor will receive that number of shares of Common Stock arrived at by dividing the value of the Warrants, as determined above, by the Company Stock Price.

In all circumstances above the calculation of the Warrant value will be based on the assumption that all Warrants have been converted into Common Warrants based on the applicable formula for conversion contained therein (and giving effect to any adjustments which have occurred under paragraphs (2) or (3) of Section 4.2(e) of the Investment Agreement) and no discount will be applied with respect to any still pending restrictions on such conversion rights.

                                                                      EXHIBIT 11

                                           SEC REGISTRATION - RELATED PROVISIONS

         1. Procedures. So long as the Registration Statement is effective, Investor or any transferee whose resales are covered by the Registration Statement agrees to provide a representative of the Company (which will be designated from time to time) with reasonable prior notice of its intention to conduct the sale or other transfer or disposition of any Securities pursuant to the Registration Statement and agrees not to proceed with such sale, transfer or disposition pursuant to the Registration Statement until it has received a response from the representative notifying it that none of the following is then occurring: (A) the happening of any event, as a result of which the Registration Statement, any prospectus or prospectus supplement constituting a part thereof, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made; (B) the Company is in possession of material information that it deems advisable not to disclose in a Registration Statement; (C) that the Company has determined to proceed with a public offering of its equity securities and, in the judgment of the managing underwriter thereof or the Company (if such offering is not underwritten), sales under the Registration Statement would have a material adverse effect on such offering; or (D) the Company is engaged in any program for the purchase of Common Shares, unless such repurchase program and the requested sale may proceed concurrently pursuant to an exemption under the SEC's Regulation M or any other applicable exemption (it being understood that, to the extent consistent with any such program, the Company will use commercially reasonable efforts to make an exemption available to the Investor or any such transferee or to otherwise open up a sufficient window period under Regulation M to enable the Investor or any such transferee to obtain the liquidity it desires hereunder). The Company agrees to respond to any inquiry pursuant to the preceding sentence within one hour after the receipt of notice and that any period in which sales, transfers or dispositions must be discontinued as a result of a given occurrence of a circumstance referred to in such sentence shall not exceed 60 days, and shall not exceed 105 days in the aggregate over any 12-month period. It will be a condition for any transferee to be permitted to sell, transfer or dispose of Securities pursuant to the Registration Statement that the transferee agrees to comply with this Section 1.

         2. Indemnification by the Company. The Company agrees to indemnify and hold harmless Investor, its officers and directors, and each person, if any, who controls Investor, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by Investor, any of its officers or directors or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus relating to the Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished by Investor or the plan of distribution furnished in writing to the Company by or on behalf of Investor expressly for use therein; provided that the foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of Investor if a copy of the most current prospectus at the time of the delivery of the Securities was not provided to the purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Company also agrees to indemnify any Underwriters of the Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Investor provided in this Section 2. As used throughout this Exhibit, "Underwriter" means a securities dealer who purchases any Securities as principal and not as part of such dealer's market-making activities.

         3. Indemnification by Investor. Investor agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Investor, but only with reference to information furnished by Investor or the plan of distribution furnished in writing by or on behalf of Investor expressly for use in the Registration Statement or any prospectus relating to the Securities, or any amendment or supplement thereto, or any preliminary prospectus. Investor also agrees to indemnify and hold harmless any Underwriters of the Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 3. Notwithstanding anything to the contrary contained in this Exhibit, the obligations of Investor pursuant to this Section 3 shall not exceed the amount of proceeds received by Investor for the relevant Securities.

         4. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2 or 3, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel (which counsel shall be reasonably acceptable to the Company), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings involving one or more Indemnified Parties in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel required under the circumstances) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are submitted in writing for payment. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by Investor. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         5. Contribution. If the indemnification provided for in this Exhibit is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, Investor and the Underwriters from the offering of the securities, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, Investor and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Investor and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and Investor and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, Investor and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Investor exceeds the amount of any damages which Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6. Survival. The indemnity and contribution agreements contained in this Exhibit shall remain operative and in full force and effect regardless of
(a) any termination of this Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Securities.

         7. Registration Expenses. In connection with the registration of the Securities, the Company shall pay the following reasonable expenses incurred in connection with such registration: (a) registration and filing fees with the SEC, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities), (c) printing expenses, (d) fees and expenses incurred in connection with the listing of the Securities, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters pursuant to Section

7(f)), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration and (g) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc., including fees and expenses of any "qualified independent underwriter". The Investor shall pay any underwriting fees, discounts or commissions attributable to the sale of Securities and any out-of-pocket expenses of the Investor, including its counsel fees, accountant fees and expenses. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).